UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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BAR HARBOR BANKSHARES
(Name of Registrant as Specified in Its Charter)

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BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME
April 11, 2010
Dear Shareholder:
          The 2010 Annual Meeting of the shareholders of Bar Harbor Bankshares will be held at 11:00 a.m. EDT on Tuesday, May 18, 2010, at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. Our directors and officers join me in inviting you to attend this meeting and the reception following.
          Enclosed are the Clerk’s official Notice of Annual Meeting, a Proxy Statement, and the Form of Proxy. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Annual Meeting if you are unable to attend. Please also complete the reception postcard and mail it separately from the Form of Proxy if you will be attending the reception.
          We look forward to seeing you on May 18th. Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,
/s/ Joseph M. Murphy
Joseph M. Murphy
President and Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY
Each Shareholder is urged to fill in, date and sign the enclosed Form of Proxy and mail it in the envelope provided.
A Shareholder who executes this Form of Proxy may, prior to its use, revoke it by written instrument, by a subsequently executed Form of Proxy or, if attending the Annual Meeting of Shareholders, by notifying the Clerk or by giving notice at the Annual Meeting.

BAR HARBOR BANKSHARES
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2010
          Notice is hereby given that the Annual Meeting of the Shareholders of Bar Harbor Bankshares will be held at the Bar Harbor Club at 111 West Street in Bar Harbor, Maine, on Tuesday, May 18, 2010, at 11:00 a.m. EDT to consider and act upon the following proposals:
1.	To elect fourteen (14) persons to serve as directors for a term of one year [Proposal I];

2.	To set the number of directors for the ensuing year at fourteen (14) [Proposal II];

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 [Proposal III]; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Shareholders of record as of the close of business on March 22, 2010, will be entitled to notice of and to vote at the meeting.
          The Board of Directors recommends that you vote “FOR” Proposal I to elect each of the fourteen (14) director-nominees as directors on the Company’s Board of Directors and “FOR” Proposal II to set the number of directors for the ensuing year at fourteen (14).
          The Board of Directors recommends that you vote “FOR” Proposal III to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the ensuing year.
          The Board of Directors requests that you complete, sign, and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting, in writing, delivered to the Company, Attention: Marsha C. Sawyer, Clerk, 82 Main Street, Bar Harbor, Maine 04609, stating that your proxy is revoked, or by delivering a subsequently dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors
/s/ Marsha C. Sawyer
Marsha C. Sawyer, Clerk

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 18, 2010: This Proxy Statement, along with our Annual Report Form 10-K for the fiscal year ended December 31, 2009 and our 2009 Annual Report, are available free of charge on the Investor Relations section of our website (www.BHBT.com).

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 18, 2010
PROXY STATEMENT
          This Proxy Statement is furnished to the Shareholders of Bar Harbor Bankshares (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Tuesday, May 18, 2010, at 11:00 a.m. EDT at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. The official Notice of the Annual Meeting of Shareholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed. A Shareholder who executes the Proxy may, prior to its use, revoke it by written instrument, by a subsequently executed Proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Shareholders of the Company on or about April 7, 2010.
          Proxies are being solicited by the Board of Directors of the Company, (the “Board”), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally, or by telephone, e-mail, or facsimile transmission. The entire expense of solicitation, including costs of preparing, assembling, and mailing the proxy material will be borne by the Company.
          Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock of the Company represented thereby will be voted [1] “FOR” the election of the fourteen (14) persons nominated as directors by the Board of Directors for a term of one year, [2] “FOR” setting the number of directors at fourteen (14), and [3] “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the ensuing year. Except for procedural matters incidental to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.
          Shareholders of record as of the close of business on March 22, 2010, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each share of Company common stock issued and outstanding is entitled to one vote upon each matter presented at the Meeting. Only Shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. The presence at the Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. If a quorum is present at the Annual Meeting, action may be taken on any matter considered, excepting only the election of directors, by the holders of a majority of the shares present and voting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The inspector of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the Shareholders for a vote. Shareholders who are present will have an opportunity to vote on each matter properly brought before the Meeting. A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          As of March 22, 2010, the Company had outstanding 3,774,974 shares of its voting common stock (the “Common Stock”), par value $2.00 per share.
          The following table sets forth information with respect to the beneficial ownership of the Company’s voting Common Stock as of March 22, 2010, by: (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each current director-nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 27 of this Proxy under the heading “2009 Summary Compensation Table,”) and (iv) all executive officers and directors as a group.

		Amount of
	Title of	Beneficial		Percent
Name of Beneficial Owners	Class	Ownership[1]		of Class

5% or more beneficial owners

Shufro Rose & Co., LLC 745 Fifth Avenue New York, NY 10151-2600	Common	218,050	[2]	5.78%

Directors/Nominees:
Robert C. Carter	Common	2,400	[8]	*
Thomas A. Colwell	Common	5,633	[8]	*
Jacquelyn S. Dearborn	Common	2,460	[8]	*
Peter Dodge	Common	4,760	[8]	*
Martha T. Dudman	Common	3,718	[8]	*
Lauri E. Fernald	Common	1,900	[8]	*
Gregg S. Hannah	Common	1,000	[8]	*
Clyde H. Lewis	Common	3,881	[3,8]	*
Joseph M. Murphy (Director and Named Executive Officer)	Common	117,858	[8,9]	3.12%
Robert M. Phillips	Common	2,200	[4,8]	*
Constance C. Shea	Common	1,900	[5,8]	*
Kenneth E. Smith	Common	1,845	[6,8]	*
Scott G. Toothaker	Common	2,750	[7,8]	*
David B. Woodside	Common	1,200	[8]	*

Named Executive Officers:
Gerald Shencavitz	Common	17,927	[9]	*
Michael W. Bonsey	Common	13,293	[9]	*
Gregory W. Dalton	Common	8,980	[9]	*
Stephen M. Leackfeldt	Common	3,795	[9]	*
Total Ownership of all directors, named executive officers, and specified Trust shares of the Company as a group (eighteen (18) persons)		228,300	[10]	6.05%

[1]	The number of shares beneficially owned by the persons set forth above is determined under the rules of Section 13 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. All individual holdings amounting to less than 1% of issued and outstanding Common Stock are marked with an (*).

[2]	Includes 7,600 shares with sole voting power and dispositive power over all 218,050 shares.

[3]	Includes 3,275 shares held jointly with Mr. Lewis’ spouse.

[4]	Includes 500 shares over which voting and dispositive power are shared jointly with Mr. Phillips’ spouse.

[5]	All shares held are owned jointly with Mrs. Shea’s spouse.

[6]	Includes 1,296 shares owned jointly with Mr. Smith’s spouse.

[7]	Includes 250 shares jointly owned with Mr. Toothaker’s minor children and 1,250 shares owned jointly with his spouse.

[8]	Ownership figures for directors include 500 director-qualifying shares owned by each person indicated.

[9]	Includes shares over which present executives have voting power under the Company’s 401(k) Plan and options to purchase shares of common stock granted pursuant to the Company stock option plan which are exercisable within 60 days of March 22, 2010, as follows:

Name	401(k) Plan	Exercisable Options
Joseph M. Murphy	27,358	90,000
Gerald Shencavitz	3,027	14,900
Michael W. Bonsey	1,073	9,740
Gregory W. Dalton	2,320	6,660
Stephen M. Leackfeldt	0	3,545

[10]	Total beneficial ownership includes, 30,800 shares (.81%) of the Common Stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Annual Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this Proxy Statement as the “Parker Trust” and the “The Fred & Hattie Lynam Private Foundation” formerly known as the Lynam Trust.
          The Parker Trust was established in 1955 in perpetuity. Bar Harbor Trust Services, the Company’s second tier non-depository trust services Company located in Ellsworth, Maine, is the sole Trustee, with full powers, of this trust benefiting the Mt. Heights Cemetery in Southwest Harbor, Maine.
          The Fred & Hattie Lynam Private Foundation formerly known as the Lynam Trust was established in 1942 in perpetuity to benefit Mount Desert Island charities and to provide scholarships to graduates of Mount Desert Island High School. Bar Harbor Trust Services is the sole Trustee, with full powers, and administers the trust with the assistance of an established Grant and Scholarship Committee made up of members of the Bar Harbor Bankshares Board of Directors and community representatives.
          The information provided is based on the records of the Company and on information furnished by the persons listed.
          The Company is not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the U.S. Securities and Exchange Commission (the “Commission”) and the NYSE Amex (formerly the American Stock Exchange or “AMEX” and hereinafter “NYSE Amex”). Section 16 Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.
          To the Company’s knowledge, based solely on review of such reports provided to the Company and written representations, all reports were filed timely and as required except for:
          On August 26, 2009, Mr. Gregory Dalton sold 1,365 shares for which timely reporting did not occur. On April 1, 2010, a Form 4 was filed reflecting his correct ownership.
DIRECTORS AND EXECUTIVE OFFICERS
Directors and Nominees:
Proposal I — Election of Directors
          At the Annual Meeting of Shareholders, fourteen (14) director-nominees will stand for re-election to serve until the 2010 Annual Meeting of Shareholders and until each director’s successor is elected and qualified. Each director-nominee has consented to serve, and to the use of his or her name in this Proxy. All fourteen (14) of the director-nominees currently serve on the Board of the Company.
          The Board has determined the majority of director-nominees are “independent directors” as required in accordance with applicable laws, regulations, and NYSE Amex listing requirements. The exception is director-nominee Murphy, who serves as President and Chief Executive Officer of the Company. Mr. Murphy does not serve as a voting member of the Audit, Compensation and Human Resources, or Governance Committees.
          Proxies will be voted, unless authority to do so is expressly withheld, in favor of the fourteen (14) director-nominees. The Board of Directors recommends voting “FOR” the election of each nominee as a director of the Company.
Proposal II — Setting the Number of Directors to Fourteen (14)
          The Company’s Board of Directors currently consists of fourteen (14) members. The Board of Directors recommends the number of Company directors for the coming year be set at fourteen (14). The Bylaws of the Company provide for no fewer than nine (9) or more than twenty-seven (27) directors, with directors serving annual terms. The Board of Directors recommends that you vote “FOR” setting the number of directors for the ensuing year at fourteen (14).

          The following table sets forth for each director-nominee for election, their name, age as of March 22, 2010, and positions with the Company or its subsidiaries, Bar Harbor Bank & Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”).

DIRECTOR-NOMINEES
FOR
RE-ELECTION		Year
Terms to Expire		First	Current
in 2011		Elected	Term to	Position with
Name	Age	Director	Expire	the Company	Positions with Subsidiaries
Peter Dodge	66	2003[1]	2010	Chairperson and	Director, BHBT since 1987.
				Director	Chairperson since May 2009.
Thomas A. Colwell	65	1991	2010	Vice Chairperson	Director, BHBT since 1991.
				and Director	Chairperson from May 2004
					through May, 2009. Vice
					Chairperson since May, 2009.
Robert C. Carter	66	2003[2]	2010	Director	Director, BHBT since 1996.
					Director, BHTS since 2004.
Jacquelyn S. Dearborn	57	2006	2010	Director	Director, BHBT since 2006.
Martha T. Dudman	58	2003	2010	Director	Director, BHBT since 2003.
					Director, BHTS since 2003.
Lauri E. Fernald	48	2005	2010	Director	Director, BHBT since 2005.
Gregg S. Hannah	67	2006	2010	Director	Director, BHBT since 2006.
					Director, BHTS since 2006.
Clyde H. Lewis	65	2005	2010	Director	Director, BHBT since 2005.
Joseph M. Murphy	67	2002	2010	Director	Chairperson and Director, BHBT
				President and Chief	since 2002. Chief Executive
				Executive Officer	Officer, BHBT since 2003.
					President, BHBT since February,
					2005. Director, BHTS since 2002.
Robert M. Phillips	68	2003[3]	2010	Director	Director, BHBT since 1993.
Constance C. Shea	65	2003	2010	Director	Director, BHBT since 2001.
Kenneth E. Smith	56	2004	2010	Director	Director, BHBT since 2004.
					Director, BHTS since 2004.
Scott G. Toothaker	47	2003	2010	Director	Director, BHBT since 2003.
David B. Woodside	58	2003	2010	Director	Director, BHBT since 2003.

[1]	Peter Dodge served as a director of the Company from 1987 through 2000 and then again from 2003 to present.

[2]	Robert Carter served as a director of the Company from 1996 through 2000 and then again from 2003 to present.

[3]	Robert Phillips served as a director of the Company from 1993 through 2000 and then again from 2003 to present.

Executive Officers:
          Set forth below is a list of the Company’s named executive officers, including their ages as of March 22, 2010, and positions with the Company and its subsidiaries, Bar Harbor Bank & Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”) as of the Record Date:

		Year
		First
		Elected
Name	Age	As Officer	Position with the Company	Positions with Subsidiaries
Joseph M. Murphy	67	2002	Director, President and Chief Executive Officer	Chairperson and Director, BHBT since 2002. Chief Executive Officer, BHBT since 2003. President, BHBT since February 2005. Director, BHTS since 2002.
Gerald Shencavitz	56	1998	Executive Vice President Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer, and Chief Operating Officer of BHBT since December, 2007.
				Chief Financial Officer, Senior Vice President, and Chief Operating Officer for BHBT from 2001 through December 2007. Treasurer of BHTS since 2001.
Michael W. Bonsey	45	2001	N/A	Senior Vice President of BHBT since 2001.
Gregory W. Dalton	50	2000	N/A	Senior Vice President of BHBT since 2000.
Stephen M. Leackfeldt	53	2001	N/A	Senior Vice President of BHBT since 2001.
          The Bylaws of the Company provide that the executive officers be elected annually by the Board of Directors and that the President and Chief Executive Officer, Chairperson of the Board, Treasurer, and Clerk shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Chief Executive Officer. There are no arrangements or understanding between any of the directors, executive officers, or any other persons pursuant to which the above directors have been selected as directors or any of the above officers have been selected as officers. There are no “family relationships” as defined by the Commission, between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Business Experience
          The principal occupation and business experience for at least the last five (5) years for each director, nominee, and executive officer is set forth below. None of the organizations discussed below, except for Bar Harbor Bank & Trust and Bar Harbor Trust Services, are affiliated with the Company.
Directors and Nominees:
Robert C. Carter. Mr. Carter resides in Machias, Maine. He presently operates Carter Enterprises, a rental management business also located in Machias, Maine. He is a former game warden for the Maine Department of Inland Fisheries. Mr. Carter previously owned and operated Helen’s Restaurant and Machias Motor Inn for 12 and 20 years, respectively. Mr. Carter’s business experience and first-hand knowledge of the Washington County business community and local issues provides essential guidance to the Company in this unique market.
Thomas A. Colwell. Mr. Colwell resides in Deer Isle, Maine. Mr. Colwell is the former President of Colwell Bros. Inc. (lobster pounding) and retired from that position as of December 31, 2006. He is a director of the Lobster Institute and a past member of the Maine Lobster Pound Association. His knowledge of this specialized industry and the working waterfront provides a unique understanding to the Board of this important segment of business lending for a community bank operating on the coast of Maine.
Jacquelyn S. Dearborn. Mrs. Dearborn resides in Holden, Maine, and has a private mediation practice and works for the Court Alternative Resolution Service serving the Ellsworth and Bangor court systems. Mrs. Dearborn is also employed as Treasurer of the law office of Joel A. Dearborn Sr. Esq., PA located in Brewer, Maine, and is the former President of C. K. Foster, Co., Inc. of Ellsworth, Maine. She has served on various civic and municipal boards such as the Holden Planning Board, SAD 63 Board of Directors and is a present board member of the Woodlawn Museum. Mrs. Dearborn’s association with various boards, committees, and work experiences brings a diverse perspective to the Board.
Peter Dodge. Mr. Dodge resides in Blue Hill, Maine, and is President, Insurance Agent, and majority owner of Peter Dodge Agency d/b/a Merle B. Grindle Agency, John R. Crooker Agency, and The Endicott Agency, providing insurance services from locations in Blue Hill, Bucksport, and Castine, Maine. Mr. Dodge has been part of our Board since 1987 and is the longest serving director who brings a historical, long-term perspective and leadership to the Board. He has served as Chairperson of the Company’s Loan, Audit, and Compensation and Human Resources Committees various times during his tenure, before accepting the position of Chairperson of the Board in May, 2009.
Martha T. Dudman. Ms. Dudman resides in Northeast Harbor, Maine, and is a fundraising consultant and published author. She is past President and General Manager of Dudman Communications Corporation, operating a group of radio stations in Ellsworth and Bangor, Maine. She previously served as Senior Counsel with Gary Friedmann & Associates, providing consulting service to nonprofits throughout the State of Maine. She has extensive experience in business management, public relations, marketing and sales. Ms. Dudman is a member of the Maine Women’s Forum and has been awarded membership in the Deborah Morton Society, recognizing women of high distinction in their careers and public service and whose leadership in civic, cultural, and social causes has been exceptional. She is currently Chairperson of the Northeast Harbor Library.
Lauri E. Fernald. Ms. Fernald resides in Mount Desert, Maine, and is a Funeral Director, Assistant Treasurer, and an owner in Jordan-Fernald headquartered in Mount Desert, Maine. She is also Managing Partner of Jordan Family Properties L.L.C and L.E. Fernald LLC, operating as real estate holding companies. Ms. Fernald serves on the finance committee of Hospice of Hancock County, is a board member of Hospice Regatta of Maine and the Maine Coast Healthcare Foundation of Ellsworth.
Gregg S. Hannah. Mr. Hannah resides in Surry, Maine, and formerly served as Secretary and Treasurer of Hannah & Associates Inc., a marketing consulting firm. He is a past Associate Professor of Business Management at Nichols College in Dudley, Massachusetts. Mr. Hannah was employed in a professional investment capacity from 1973 to 1987. His investment experience is valuable to his assigned role as a member of the Trust Committee. Mr. Hannah is currently a Trustee and member of the Executive Committee of the Woodlawn Museum and is a member of the Finance Committee of George Stevens Academy.
Clyde H. Lewis. Mr. Lewis resides in Sullivan, Maine, and is Vice President, General Manager, and an owner of Morrison Chevrolet Inc., of Ellsworth, Maine. He is presently a member of the Executive Board of the Downeast Family YMCA. He has served as President of the Ellsworth Chamber of Commerce, is a Past Master of the Lygonia Masonic Lodge, and a member of the Anah Temple and Hancock County Shrine Clubs. His knowledge of and contacts with residents and customers from the large geographic area surrounding Ellsworth brings unique market intelligence to the Board.
Joseph M. Murphy. Mr. Murphy resides in Mount Desert, Maine, and is President and Chief Executive Officer of Bar Harbor Bankshares and Bar Harbor Bank & Trust. Mr. Murphy has over 34 years of banking experience at the executive level with community banks in Connecticut (Centerbank), Delaware (WSFS Bank) and Maine (BHB). He has served as Chairperson of the Maine Banker’s Association. He currently serves as a board member of Friends of Acadia and the Maine Sea Coast Mission.
Robert M. Phillips. Mr. Phillips resides in Sullivan, Maine, and is a former consultant for Cherryfield Foods, Maine Wild Blueberry, and Oxford Foods, food processors with locations in Washington County, Maine. Mr. Phillips serves as a consultant for the Wild Blueberry Association of North America and the Maine Wild Blueberry Commission, is a Maine Trustee of the Eastern States Exposition (“the BIG E”), is on the Technology Board of the Maine Technology Institute, and is an advisor to the Food Science Department of the University of Maine. Mr. Phillips is also the project manager of a house currently being built for Habitat for Humanity. Mr. Phillip’s expert knowledge gained by his employment in the wild blueberry industry has been an important resource to the Board for this important agricultural business segment of DownEast Maine.
Constance C. Shea. Mrs. Shea resides in Mount Desert, Maine, and is a Real Estate Broker and a former owner in Sylvia Shea Inc. d/b/a Lynam Real Estate Agency, Bar Harbor, Maine. Mrs. Shea is also the owner of a commercial real estate property located in Bar Harbor, Maine. Mrs. Shea has been involved with the real estate brokerage business since 1989. Her perspective of year round and seasonal real estate markets provides valuable insights into real estate trends in our major markets, especially Mount Desert Island, which is important to the activities on the Loan Committee.
Kenneth E. Smith. Mr. Smith resides in Bar Harbor, Maine, and has been owner and Innkeeper of Manor House Inn since 2003 and former owner of Wonder View Inn, both lodging facilities located in Bar Harbor, Maine. The hospitality industry is a critical segment of the local economy and the Bank’s commercial loan portfolio. Mr. Smith’s 35 years of experience and expertise in the field are highly valued by the Board. Mr. Smith has served as Chairperson of the Bar Harbor Town Council and is a member of the Anah Temple Shrine.
Scott G. Toothaker. Mr. Toothaker resides in Ellsworth, Maine, and is a Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, Maine, which specializes in professional services to small businesses and entrepreneurs throughout New England. He holds a MBA from the University of Maine and a MST from Bentley College. As a practicing CPA, Mr. Toothaker serves as Chairperson of the Audit Committee.
David B. Woodside. Mr. Woodside resides in Bar Harbor, Maine, and is President and General Manager of The Acadia Corporation, a locally owned company operating restaurants and retail shops located in Acadia National Park and Bar Harbor, Maine. Since receiving his BS degree in Business Administration from the University of Maine, Mr. Woodside has been employed by Acadia Corporation for 34 years. In addition to serving numerous local non-profit organizations, Mr. Woodside serves as Vice Chairperson of the National Park Hospitality Association, representing the diverse companies providing visitor hospitality services in National Parks across the country. His in-depth knowledge of the retail industry and its impact on the tourist segment of the local economy, as well as his involvement with tourism on the national level provides significant expertise to the Board.
Executive Officers:
Joseph M. Murphy. For a summary of Mr. Murphy’s business experience, refer to the “Directors and Nominees” section immediately above.

Gerald Shencavitz. Mr. Shencavitz resides in Mount Desert, Maine, and has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company since December, 2007. Prior to his promotion in December 2007 to Executive Vice President, he served as Chief Financial Officer and Treasurer of the Company since June 2001. Mr. Shencavitz has served as Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Bar Harbor Bank & Trust since his promotion in December, 2007. He was Chief Financial Officer, Senior Vice President and Chief Operating Officer of Bar Harbor Bank & Trust between June 2001 and December, 2007. Mr. Shencavitz serves as Treasurer of Bar Harbor Trust Services, an office he has held since 2001. Mr. Shencavitz has also served as a member of the Federal Home Loan Bank of Boston’s Advisory Panel since 2007.
Michael W. Bonsey. Mr. Bonsey resides in Bar Harbor, Maine, and has served as Senior Vice President of Credit Administration of Bar Harbor Bank & Trust since December, 2001. Mr. Bonsey served as Vice President of Credit Administration from 2000 through December, 2001. Mr. Bonsey is the Chairperson of the Mount Desert Island Hospital’s Finance Committee and is a past president of Bar Harbor Rotary.
Gregory W. Dalton. Mr. Dalton resides in Mount Desert, Maine, and has served as Senior Vice President of Business Banking of Bar Harbor Bank & Trust since 2000. He is also an owner in both the Bar Harbor Jam Co. and its real estate holding companies, Blueberry Partners LLC and Triangle Development LLC located in Bar Harbor, Maine.
Stephen M. Leackfeldt. Mr. Leackfeldt resides in Harrington, Maine, and has served as Senior Vice President of Retail Banking and Consumer Lending of Bar Harbor Bank & Trust since 2001. He is also the owner of State Cinemas located in Calais, Maine.
CORPORATE GOVERNANCE
Board of Directors:
          A Board of Directors comprised of fourteen (14) members managed the Company during 2009. A majority of the Board of Directors meets the independence standards established by NYSE Amex. The Board has determined that all the named director-nominees listed in this Proxy, with the exception of Mr. Murphy, meet applicable independence standards established by NYSE Amex. The Board of Directors of the Company held a total of twelve (12) regular meetings, three (3) special meetings, one (1) special shareholder meeting, and one (1) annual meeting during 2009. The Bylaws of the Company provide for a minimum of quarterly meetings. Each director attended at least 75% of the total number of board and committee meetings that he or she was eligible to attend. The Board encourages, but does not require, each director to attend its Annual Meeting. All of the Board’s members attended the 2009 Annual Meeting.
Change in Composition of the Board of Directors:
          Peter Dodge accepted the role as Chairperson of the Board at the Annual Director’s meeting immediately following the Annual Meeting on May 19, 2009. Thomas Colwell stepped down from the Chairperson’s position on that date and assumed the role of the newly created Vice Chairperson.
Board Leadership Structure and Risk Oversight:
          The leadership structure of the Company is guided by its Governance Committee. The Company’s Governance Committee nominates individuals to serve as members of the Company’s Board of Directors, including any management Directors. All Directors of the Company are considered “independent” Directors, except for the Chief Executive Officer of the Company. The Chairperson of the Board of Directors, as well as the Vice Chairperson of the Board, are both independent Directors. Management directors do not serve as Chairs of any Board Committees. The Governance Committee nominates the Chairperson and Vice Chairperson roles for election by the entire Board of Directors. The independent Directors meet in executive session directly after Board meetings periodically to ensure that there is adequate oversight of Company management and to ensure that there is ample time to assess the Company’s activities separate from management. The Governance Committee believes this leadership structure is prudent and provides sufficient segregation and independence.

          The Board of Directors provides oversight to the management of the Company’s risk profile, including but not limited to internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. The Board of Directors monitors and manages these risks through the activities of specialized Board Committees in conjunction with management, internal audit, the independent registered public accounting firm, and other independent advisors. Some of the more significant risks and the Board’s oversight of those risks are described below.
          The Board manages credit risk through the Director’s Loan Committee, which operates at the BHBT level and meets at least monthly. This committee sets loan policy, establishes credit authorities, and approves all extensions of credit over $1,000,000. This committee regularly reviews credit trends, delinquencies, non-performing loans and authorizes charge offs.
          The Asset and Liability Committee (ALCO), staffed by the entire senior management team and chaired by the Chief Financial Officer assists in the management of interest rate risk. This committee meets on a regular basis to review market interest rate trends and product pricing strategies. On a quarterly basis, ALCO meets with its asset and liability planning consultant, Darling Consulting Group, to review current trends, possible interest rate or liquidity risks in the balance sheet and to review prospective strategies over typically a two-year horizon using their proprietary modeling services. The Chairperson of the Board attends these quarterly meetings and the findings and recommendations are reported to the full Board by the consultants at its next scheduled meeting. The Company’s balance sheet position and risk mitigation strategies are reviewed by internal audit, using an outsourced specialist from M & M Consulting and by KPMG, the Company’s independent registered public accounting firm.
          The Board manages incentive compensation risk through its Compensation and Human Resources Committee. This committee has engaged Pearl Meyer & Company as compensation consultants to provide this committee with both competitive market data and research into compensation best practices to guide the decisions of this committee. To mitigate the inherent risks of incenting behaviors potentially adverse to the Company and its stakeholders, the committee has met twice during the year with the Chairperson of the Audit Committee who has been charged by the Board to ensure that incentive plans for senior officers and others do not encourage excessive risk-taking.
          The Company’s Audit Committee meets quarterly and receives reports from its independent registered public accounting firm, the independent loan review consultants, and the Company’s internal audit function. The senior auditor conducts an annual risk-based audit program and provides audit findings quarterly.
          The Board of Directors has required and management has chartered an internal Enterprise Risk Management committee, chaired by the Chief Financial Officer, and attended by several key operational officers, the senior internal auditor and the compliance officer. This committee is charged with surfacing emerging risks and identifying accountabilities for managing such risks.
          The Company believes that its risk management activities and procedures provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with its risk management programs and policies. There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potentially material financial and/or business losses despite the Board’s efforts to oversee risk.
Committees
          The Board of Directors has a standing Executive Committee, Audit Committee, Governance Committee, and Compensation and Human Resources Committee.
          Executive Committee
          The Bylaws of the Company provide that after each Annual Meeting of Shareholders, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2009 included directors Dodge, Colwell,

Dudman, Murphy, Phillips, Shea, Toothaker, and Woodside. Mr. Woodside joined the Executive Committee in May 2009. Mr. Colwell served as Chairperson through May, 2009 when he assumed the responsibilities of the newly created Vice Chairperson position. Peter Dodge has served as Chairperson since May of 2009. The Executive Committee held one (1) meeting in 2009.
          Audit Committee
          The members of the Audit Committee included directors Toothaker, Dearborn, Dudman, Fernald, Hannah, and Woodside. Mr. Smith was a member of the Committee through May 2009 when he was succeeded by Mrs. Dearborn. Mr. Toothaker serves as Chairperson of the Committee. The Audit Committee met five (5) times during 2009. See “Appendix A” for a Report of Audit Committee. The Audit Committee has a written charter, a copy of which is attached to this Proxy Statement and labeled “Appendix B”. The Audit Committee Charter may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Company’s Board has determined that the Audit Committee is composed of independent directors, in accordance with applicable NYSE Amex listing requirements and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter, which has been adopted by the Audit Committee and the Company Board. Audit Committee members do not accept any consulting, advisory, or other compensatory fees (except directors fees) and are not affiliated with the Company (except as a director) or any of its subsidiaries. The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE Amex pursuant to the Sarbanes-Oxley Act of 2002.
          The Audit Committee has the sole authority to appoint and replace the independent registered public accounting firm. The Audit Committee is responsible for the compensation and oversight of the Independent Registered Public Accounting Firm and this firm reports directly to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the Commission; (ii) the review of quarterly financial statements; (iii) the system of financial controls management has established; and (iv) the internal audit, external audit, and loan review processes.
          Governance Committee
          The Governance Committee for 2009 was comprised of directors Shea, Dodge, Colwell, Carter, and Lewis. Mrs. Dearborn and Ms Fernald participated as Committee members through May 2009 when they were succeeded by Mr. Dodge and Mr. Lewis. The Governance Committee met four (4) times during 2009. Mrs. Shea served as Chairperson of the Committee. The Company Board of Directors has determined that each member of the Governance Committee is independent for purposes of NYSE Amex listing standards.
          The Governance Committee’s responsibilities include screening director candidates, recommending nominees to the full Board of Directors (including the slate of returning directors) to be elected each year, making recommendations concerning the size and composition of the Board of Directors, recommending Committee structure and membership, and sponsoring new director orientation and education. The Governance Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management, and shareholders. To date the Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee considers among other things the background, business and professional experience (including any requisite financial expertise or other special qualifications), current employment, community service, and other board service of its director-nominees, as well as racial, ethnic, and gender diversity of the Board as a whole. The Governance Committee generally considers a candidate’s qualifications in light of these broad criteria as well as an assessment as to whether the candidate can make decisions on behalf of or while representing the Company in a manner consistent with its stated business goals and objectives. The Governance Committee will also consider the candidate’s “independent” status in accordance with applicable regulations and listing standards. The Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this Proxy Statement entitled “Nominations by Shareholders.”
          Compensation and Human Resources Committee
          The Compensation and Human Resources Committee reviews and considers recommendations from management, consultants, and directors concerning executive compensation policies, employee benefit plans, and salary administration programs, including reviewing annually the performance, total compensation, and recommended adjustments for all executive officers the Company’s and its subsidiaries. The deliberations of the Compensation and Human Resources Committee are reported to the Board of Directors for review and approval. The Compensation and Human Resources Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.BHBT.com.
          The Compensation and Human Resources Committee is comprised of Company directors Phillips, Colwell, Dearborn, Dodge, and Fernald. Mrs. Shea served on the Committee until May of 2009. Mr. Phillips serves as Chairperson of the Committee. The Company’s and Bank’s President and Chief Executive Officer, Mr. Murphy, serves on the Committee in a non-voting, ex-officio capacity, as does the Bank’s Senior Vice President of Human Resources, Mrs. Marsha C. Sawyer. All voting members of the Compensation and Human Resource Committee are independent for purposes of NYSE Amex listing standards. The Compensation and Human Resources Committee met five (5) times during 2009.
          Further information regarding the Compensation and Human Resources Committee can be found below in this Proxy Statement beginning under the caption “Role of the Compensation Committee.” The Compensation Committee report appears at page 25 of this Proxy Statement.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
          In the paragraphs that follow, we will provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Later in this Proxy Statement under the heading, “Executive Compensation” is a series of tables containing specific information about the compensation earned or paid to the named executive officers, whom we refer to as our “NEOs”.
          The discussion below is intended to aid understanding the detailed information provided in those tables and put that information into context within the overall compensation program.
Named Executive Officers
          As used in this Proxy Statement, the term “named executive officers” or “NEOs” includes: (i) the Company’s Chief Executive Officer (“CEO”), Joseph M. Murphy and Chief Financial Officer (“CFO”), Gerald Shencavitz, and (ii) the Company’s three (3) other most highly compensated policy making, executive officers who earned more than $100,000 in total compensation during the Company’s last fiscal year. In 2009, the other three NEOs were Senior Vice Presidents: Michael W. Bonsey, Gregory W. Dalton and Stephen M. Leackfeldt.
Objectives of the Company’s Compensation Program
          The objective of the Company’s compensation program is to attract, retain, motivate, and reward NEOs and other executives who contribute to our financial and operational success, which ultimately builds value for our shareholders. We believe that, in order to do this effectively, our program must:
•	provide our NEOs with total compensation opportunities at levels that are competitive for comparable positions at companies and banks with whom we compete for talent;

•	directly link a significant portion of total compensation to the Company’s achievement of performance goals in a way that proportionally rewards higher performance levels;

•	provide significant upside opportunities for exceptional individual performance, which can result in differentiated compensation among NEOs based on performance; and

•	closely align our NEOs’ interest with those of our shareholders by making stock-based incentives an element of our executive’s compensation over time.
Role of the Compensation Committee
          The Compensation and Human Resources Committee (the “Committee”) oversees regulatory compliance for all Company compensation and benefit plans and administers the Company’s executive compensation programs. The Committee recommends these programs to the Company’s Board of Directors for approval at least annually and more frequently, if circumstances warrant. These programs are intended to provide a variety of competitive compensation components including base salaries, traditional benefits, annual cash performance incentives, and retirement programs. In addition, the Company has sought to align the long-term interests of its executives, including the NEOs, with those of the shareholders by providing share-based incentives in the form of stock option grants. The composition of the components may vary from year to year based on individual performance, the Company’s business plan, market conditions, or other factors.
Market and Comparative Data
          The Committee approves and recommends to the Board compensation programs it believes meets the Company’s ongoing need to attract, motivate, and retain talented and qualified executives who have the ability to make a major contribution to the leadership and success of the Company. The Committee regularly reviews industry-standard compensation survey information provided by the Company’s compensation consulting firm, Pearl Meyer & Partners. Pearl Meyer & Partners is retained by the Committee and does not provide any other consulting services to the Company or its subsidiaries. Pearl Meyer & Partners draws salary information from its own proprietary data base and public filings detailing compensation programs. In addition, the Committee reviews comparative salary and benefit information gleaned from public filings of a peer group the Company established for compensation comparison (the “Company Peer Group”). The Committee felt it was important to expand its Compensation Peer Group to financial institutions outside of Maine to incorporate a larger selection of publicly-traded financial institutions and provide a representation of the geographical area that may be considered for recruitment purposes. With the assistance of Pearl Meyer & Partners, the Company redefined its 2009 Compensation Peer Group to the companies listed below. The Committee believes these Company Peer Group filings disclose compensation programs of similarly situated executives in comparable institutions throughout Maine and the Northeast region and they are a useful comparative tool for the Committee in establishing executive compensation programs and individual criteria for its executives including the NEOs. The Peer Group information is used as a guide in establishing reasonableness in the Company’s compensation program.
(This space intentionally left blank)

          Financial performance statistics for the Company’s Compensation Peer Group is shown for the nine months ended September 30, 2009 and then annualized. The statistical information was provided to Pearl Meyer & Partners by SNL Financial. For 2009, the Company Compensation Peer Group was comprised of the following institutions.

					RETURN
				EPS	ON		NET
			AVERAGE	GROWTH	AVERAGE	EFFICIENCY	INTEREST
		TICKER	ASSETS	ONE YEAR	EQUITY	RATIO	MARGIN
PEER BANK	STATE	SYMBOL	($)	(%)	(%)	(%)	(%)
Alliance Financial Corp	NY	ALNC	1,456,276	(11.83)	7.92	63.13	3.51
Arrow Financial Corp	NY	AROW	1,836,283	7.80	16.73	57.31	3.78
Bancorp Rhode Island, Inc.	RI	BARI	1,569,880	(69.13)	4.06	67.27	3.18
Bridge Bancorp, Inc.	NY	BDGE	854,546	(.93)	15.59	57.25	4.79
Camden National Corp	ME	CAC	2,272,746	231.88	13.44	49.67	3.54
Canandaigua National Corp	NY	CNND.OB	1,590,355	2.98	13.85	62.22	4.00
Chemung Financial Corp.	NY	CHMG.OB	968,638	(42.11)	6.23	71.24	3.90
Enterprise Bancorp Inc.	MA	EBTC	1,287,427	(8.70)	7.34	72.41	4.22
Financial Institutions Inc.	NY	FISI	2,138,205	N/M	6.22	66.46	4.02
First Bancorp Inc.	ME	FNLC	1.331,842	(13.27)	9.48	41.22	3.64
Hampden Bancorp Inc.	MA	HBNK	566,243	N/M	(.67)	83.05	3.18
Hingham Inst.	MA	HIFS	913,866	28.30	12.41	47.96	3.20
LSB Corp	MA	LSBX	806,953	N/M	6.54	62.65	2.53
Legacy Bancorp Inc.	MA	LEGC	953,546	N/M	(4.22)	83.21	3.13
Merchants Bancshares Inc.	VT	MBVT	1,405,994	(2.74)	13.93	65.64	3.80
New England Bancshares, Inc	CT	NEBS	672,242	N/M	.36	79.92	2.90
NH Thrift Bancshares, Inc.	NH	NHTB	902,944	14.93	7.65	64.12	2.27
Northeast Bancorp	ME	NBN	604,431	533.33	4.11	80.37	3.05
Westfield Financial Inc.	MA	WFD	1,261,637	(40.0)	1.81	69.25	3.06
The Wilber Corp	NY	GIW	916,137	27.50	10.47	72.63	3.49
50th Percentile			1,115,138	(.93)	7.50	66.05	3.50
Bar Harbor Bankshares	ME	BHB	1,060,707	25.84	13.13	48.80	3.44
Percentile Rank BHB to Peers			50%	73%	75%	90%	45%
          The Committee did not target the elements of its compensation program at any specific level or percentile within the Peer Group, but used the information as a whole and the 50th percentile as a way to determine the competitiveness and reasonableness of the Company’s pay practices. Rather than rely on a specific formula-based model, the Committee believes that retaining discretion to also assess the overall performance of NEOs gives the Committee the ability to more accurately reflect individual contributions that cannot be absolutely quantified. The Committee also considers the senior incentive program tailored to provide more emphasis on incentive compensation for the NEO group as an important component of the Company’s overall compensation program.
          The Committee used detailed compensation information disclosed in the most recent proxy filings available for competitive reference along with market salary survey information provided by Pearl Meyer & Partners. Limited Peer Group proxy information is available for the position held by Mr. Bonsey. The Committee further referenced salary survey information and guidance provided by Pearl Meyer & Partners in its process to establish compensation levels for this group.

          2009 compensation and comparative market salary information is detailed below:

					BHB
					2009
					Total
	BHB		Base	Base	Cash	Cash Compen-	Cash
	2009 Base		Salaries	Salaries	Compen-	sation	Compensation
	Salary		Source A1	Source B2	sation	Source A1	Source B2
	($)		($)	($)	($)	($)	($)
Joseph M. Murphy			292,000	276,000		294,000	291,000
	314,520		350,000	337,000	365,354	371,000	364,000
			370,000	374,000		470,000	461,000
Gerald Shencavitz			174,000	162,000		190,000	177,000
	200,100		206,000	196,000	260,130	220,000	211,000
			223,000	219,000		256,000	246,000
Michael W. Bonsey				121,000			121,000
	121,000		N/A	135,000	145,694	N/A	135,000
				192,000			222,000
Gregory W. Dalton			165,000	134,000		177,000	149,000
	136,500		171,000	146,000	162,610	190,000	157,000
			188,000	162,000		212,000	181,000
Stephen M. Leackfeldt			142,000	122,000		155,000	134,000
	131,000	[3]	150,000	146,000	156,428	163,000	158,000
			170,000	170,000		202,000	198,000

[1]	Source A is comprised of Peer Group Proxy filing information from the financial institutions disclosed on page 16 of base salary and cash (incentive) compensation.

[2]	Source B is comprised of salaries and cash (incentive) compensation reported at the 25th, 50th, and 75th percentiles comparing BHB to market statistics. This benchmark was derived from peer proxy surveys and Pearl Meyer & Partners’ proprietary salary survey data base.

[3]	The $131,000 figure for Mr. Leackfeldt represents the annualized base salary amount in place from July, 2009 through December, 2009.
          The Committee also considers the relative scarcity of senior banking executive candidates in its immediate market area and the difficulties of recruiting out-of-market candidates to work in rural Maine. The Committee does not use any formal, fixed, or indexed criteria for establishing compensation levels for any of its NEOs within market identified ranges. The Committee believes over time, the growth in total compensation provided to its executive officers should be more heavily weighted towards incentive compensation opportunities directly tied to corporate performance with less emphasis upon growth in base salaries.
Role of Management in Establishing Compensation
          On an annual basis Mrs. Marsha C. Sawyer, the Senior Vice President of Human Resources, with the oversight of the Chief Executive Officer, provides the Committee with general information on executive officer compensation, including the NEOs. The Committee then reviews, discusses, and considers this information and any recommendations. The Chief Executive Officer and the Senior Vice President of Human Resources generally attend Committee meetings but were not present for the executive sessions or for any discussion of their own compensation. Mrs. Sawyer assists in the administration of all executive compensation programs, prepares Committee and Board meeting materials and performs work as requested by the Committee, including working directly with the Company’s Compensation Consultant in preparation of peer analyses for the Committee’s consideration. Mr. Murphy, the Company’s President and Chief Executive Officer, attends portions of the Committee’s meetings and makes recommendations on base salary, annual incentives, and equity compensation for executive officers who report to him. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. No changes occurred in 2009 with respect to the participation by management in the compensation process.

Compensation Consultants
          The Committee has occasionally utilized, and expects to utilize in the future, various outside consultants, actuaries, and employment attorneys to assist it in developing and implementing the essential components of the Company’s compensation program, including its stock option program, Supplemental Executive Retirement Plan (“SERP”), and incentive compensation arrangements.
          During 2009, Committee Chair, Robert Phillips attended a multi-day conference sponsored by Bank Director Magazine, NASDAQ, and Institutional Shareholder Services specifically targeted at Bank Executive & Board Compensation best practices. In January, 2008, the Committee, under authority granted by its Charter, engaged Pearl Meyer & Partners to assist in a total review of the Company’s executive officer and director compensation packages. During 2008, Pearl Meyer’s engagement included:
•	A comprehensive and competitive review of the Company’s total compensation arrangements including base salaries, equity and retirement programs for the Company’s CEO and its senior executives including the NEOs;

•	A comprehensive review of the Company’s compensation program for its directors;

•	Recommendations for an expanded, appropriate Peer Company comparison group for compensation purposes;

•	Assisting in the establishment of an appropriate compensation mix and pay for performance plan based on the Company’s size, geographic location, and unique characteristics;

•	Developing a short-term, annual cash incentive plan for its executives, including NEOs with thresholds, targets, and stretch goals tied to the Company’s strategic and long-term financial plans; and

•	Assist with the development of an equity incentive plan to encourage decision-making with the long-term interests of the Company in mind by executives including the NEOs.
          The Committee continues to review and implement portions of Pearl Meyer & Partner’s 2008 recommendations. In addition Pearl Meyer & Partners provided the following services in 2009:
•	Provided oversight and testing of the Company’s proposed Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 for reasonableness prior to submitting it for a shareholder vote in May 2009

•	Provided a competitive assessment of total compensation, by component and in aggregate for the Compensation Committee’s review

•	Provided current market-based total compensation guidelines to assist in establishing appropriate 2010 compensation levels for the Company’s NEOs; and

•	Performed a pay-performance analysis and peer group performance comparison for the CEO position
Compensation Plan Components
          The Company’s executive compensation program applicable to the NEOs is comprised of the following primary components: (a) base salaries and benefits, (b) annual incentive cash compensation programs, (c) long-term incentives in the form of stock option grants, and (d) retirement benefits:
(a)	Base Salary and Benefits. The executive compensation program provides base salaries and benefits, which include health and life insurance programs, a 401(k) retirement program, and vacation awards to compensate executive officers for the performance of core duties and responsibilities associated with their positions. The Committee reviews base salaries annually in the context of the comparative industry information, as described above. The Committee also considers the specific contributions of the individual executive officer and the officer’s opportunity for professional growth, as well as market factors, when it sets and adjusts base salaries. In addition, the Committee considers the prevailing economic climate, the overall performance of the Company, and its most current business plan.

Upon performance evaluations and the advice and market salary data supplied by Pearl Meyer &

Partners, the Committee made performance and market adjustments resulting in the 2009 base salaries for NEOs as follows:

	2008 Base	2009 Base		2009
Named Executive	Salary	Salary		Increase	Percentage
Joseph M. Murphy[1] President and CEO of Bar Harbor Bankshares and	$273,946	$314,520		$40,574	14.81%
Bar Harbor Bank & Trust
Gerald Shencavitz[1] EVP, CFO and Treasurer of Bar Harbor Bankshares	$174,000	$200,100		$26,100	15.00%
and EVP, CFO, and COO of Bar Harbor Bank & Trust
Michael W. Bonsey SVP, Credit Administration of Bar Harbor Bank &	$116,000	$121,000		$5,000	4.31%
Trust
Gregory W. Dalton SVP, Business Banking of Bar Harbor Bank & Trust	$132,000	$136,500		$4,500	3.41%
Stephen M. Leackfeldt[2]	$116,000	$121,000		$5,000	4.31%
SVP, Retail Banking of Bar Harbor Bank & Trust	$121,000	$131,000	[1]	$10,000	8.26%

[1]	Mr. Murphy’s and Mr. Shencavitz’s base salaries were increased by 14.81% and 15% respectively in recognition of strong performance, increased risk management responsibilities, and market compensation for similarly situated positions.

[2]	Mr. Leackfeldt base salary was increased from $121,000 to $131,000 in July of 2009 in recognition of strong performance and a market adjustment. His annualized calculated base for 2009 was $126,000.
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(b)	Short-term, Annual Incentive Cash Compensation Program. During 2009, nine senior managers including NEOs, Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt participated in an annual cash incentive compensation plan developed under the guidance of Pearl Meyer & Partners. The philosophy of the Compensation Committee was to set competitive, reasonable base salaries and allow for the potential of meaningful incentives tied to the Company’s short-term initiatives to optimize profitability, growth, excellence in individual performance, and to promote teamwork among its participants. This plan was approved by the Company’s Board of Directors for 2009 and is detailed below:

Incentive Payout Opportunity

Each participant had a target incentive opportunity based on their role. The target incentive reflected a percentage of base salary determined to be consistent with competitive market practices. Actual awards varied based on achievement of specific goals. The opportunity reflects a range of potential awards. Actual awards ranged from 0% (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2009 plan year.

2009 Short-Term Incentive Targets
		Threshold		Stretch
		(50% of Target	Target	(150% of Target
Role	Below Threshold	Percentage)	(100%)	Percentage)
CEO/President	0%	12.50%	25.00%	37.50%
EVP	0%	10.00%	20.00%	30.00%
SVP	0%	7.50%	15.00%	22.50%
Incentive Plan Measures
Each participant had predefined performance goals used to determine their short-term incentive award. There were two performance categories: BHB Team and Individual. BHB Team performance was reflected by common goals for all participants. Individual goals reflected each participant’s individual contributions based on their role. The specific allocations of goals were weighted to reflect the focus and contribution for each position in the Company.

The table below provided the guidelines for the allocation of participant’s incentives for each performance component.

Position	BHB/Team Performance	Individual Performance
CEO/President (Murphy)	75%	25%
EVP (Shencavitz)	65%	35%
SVP — Line (Dalton)	30%	70%
SVP — Staff (Bonsey and Leackfeldt)	50%	50%
BHB Performance

BHB Team performance goals for 2009 were increased Net Income to Common Shareholders and a decreased Efficiency Ratio. The table below shows the specific performance goals at Threshold, Target (budget or improvement over prior year measurements) and Stretch for each of the NEO’s during 2009.

Joseph M. Murphy
President and CEO

Base Salary	$314,520	Base Salary	$314,520	Base Salary	$314,520
Incentive Threshold (%)	12.50%	Incentive Target (%)	25.00%	Incentive Stretch (%)	37.50%
Incentive Threshold ($)	$39,315	Incentive Target ($)	$78,629	Incentive Stretch ($)	$117,944

					Payment Range
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch

Net Income to Common Shareholders ($Millions)	7,691	7,848	8,633	55.00%	6.88%	13.76%	20.64%

Efficiency Ratio	60.80%	59.90%	58.90%	20.00%	2.50%	5.00%	7.50%
Past Dues	200bps	170bps	140bps	8.33%	1.04%	2.08%	3.12%
Charge offs	35bps	30bps	20bps	8.33%	1.04%	2.08%	3.12%
NPL+OREO	125bps	100bps	75bps	8.34%	1.04%	2.08%	3.12%

TOTALS				100.00%	12.50%	25.00%	37.50%

Gerald Shencavitz
EVP and CFO

Base Salary	$200,100	Base Salary	$200,100	Base Salary	$200,100
Incentive Threshold (%)	10.00%	Incentive Target (%)	20.00%	Incentive Stretch (%)	30.00%
Incentive Threshold ($)	$20,010	Incentive Target ($)	$40,020	Incentive Stretch ($)	$60,030

					Payment Range
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch

Net Income to Common Shareholders ($Millions)	7,691	7,848	8,633	45.00%	4.50%	9.00%	13.50%

Efficiency Ratio	60.80%	59.90%	58.90%	20.00%	2.00%	4.00%	6.00%

Invest. Income	16,624	16,964	18,660	12.50%	1.25%	2.50%	3.75%
Yield against Peer	48th	50th	75th	12.50%	1.25%	2.50%	3.75%
Project Leadership	2	3	5	10.00%	1.00%	2.00%	3.00%

TOTALS				100.00%	10.00%	20.00%	30.00%

Michael W. Bonsey
Senior Vice President

Base Salary	$121,000	Base Salary	$121,000	Base Salary	$121,000
Incentive Threshold (%)	7.50%	Incentive Target (%)	15.00%	Incentive Stretch (%)	22.50%
Incentive Threshold ($)	$9,075	Incentive Target ($)	$18,150	Incentive Stretch ($)	$27,225

					Payment Range
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch

Net Income to Common Shareholders ($Millions)	7,691	7,848	8,633	30.00%	2.25%	4.50%	6.75%

Efficiency Ratio	60.80%	59.90%	58.90%	20.00%	1.50%	3.00%	4.50%

Commercial Loans	322,739	329,325	362,258	15.00%	1.13%	2.25%	3.38%

Consumer Loans	305,572	311,808	342,989	10.00%	0.75%	1.50%	2.25%
Past Dues	200bps	170bps	140bps	8.34%	0.63%	1.25%	1.88%
Charge offs	35bps	30bps	20bps	8.33%	0.62%	1.25%	1.87%
NPL+OREO	125bps	100bps	75bps	8.33%	0.62%	1.25%	1.87%

TOTALS				100.00%	7.50%	15.00%	22.50%

Gregory W. Dalton
Senior Vice President

Base Salary	$136,500	Base Salary	$136,500	Base Salary	$136,500
Incentive Threshold (%)	7.50%	Incentive Target (%)	15.00%	Incentive Stretch (%)	22.50%
Incentive Threshold ($)	$10,238	Incentive Target ($)	$20,475	Incentive Stretch ($)	$30,713

					Payment Range
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch

Net Income to Common Shareholders ($Millions)	7,691	7,848	8,633	20.00%	1.50%	3.00%	4.50%

Efficiency Ratio	60.80%	59.90%	58.90%	10.00%	0.75%	1.50%	2.25%

Commercial Loans	322,739	329,325	362,258	35.00%	2.62%	5.25%	7.87%

Non Personal Deposits	150,582	153,655	169,021	15.00%	1.13%	2.25%	3.38%
Past Dues	200bps	170bps	140bps	6.67%	0.50%	1.00%	1.50%
Charge offs	35bps	30bps	20bps	6.67%	0.50%	1.00%	1.50%
NPL+OREO	125bps	100bps	75bps	6.66%	0.50%	1.00%	1.50%

TOTALS				100.00%	7.50%	15.00%	22.50%

Stephen M. Leackfeldt
Senior Vice President

Base Salary	$126,000	Base Salary	$126,000	Base Salary	$126,000
Incentive Threshold (%)	7.50%	Incentive Target (%)	15.00%	Incentive Stretch (%)	22.50%
Incentive Threshold ($)	$9,450	Incentive Target ($)	$18,900	Incentive Stretch ($)	$28,349

					Payment Range
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch

Net Income to Common Shareholders ($Millions)	7,691	7,848	8,633	30.00%	2.25%	4.50%	6.75%

Efficiency Ratio	60.80%	59.90%	58.90%	20.00%	1.50%	3.00%	4.50%

Personal Deposits	259,341	264,634	291,097	10.00%	0.75%	1.50%	2.25%

Deposit Margin	1.87	1.83	1.79	10.00%	0.75%	1.50%	2.25%

Consumer Loans	305,572	311,808	342,989	10.00%	0.75%	1.50%	2.25%
Past Dues	200bps	170bps	140bps	6.67%	0.50%	1.00%	1.50%
Charge offs	35bps	30bps	20bps	6.67%	0.50%	1.00%	1.50%
NPL+OREO	125bps	100bps	75bps	6.66%	0.50%	1.00%	1.50%

TOTALS				100.00%	7.50%	15.00%	22.50%

Plan Trigger
In order for the Annual Incentive Plan to ‘activate’ or turn on, the Company needed to achieve at least $7,691 in 2009 Net Income to Common Shareholders. If BHB did not meet this level, the plan would not pay out any awards for the year, regardless of performance on other goals.
The Company achieved Net Income to Common Shareholders of $9,316 or a 20.49% increase over 2008.
2009 Incentive Payment Summary

					Credit	Loan and
	Percentage	Total	Net	Efficiency	Asset	Deposit	Individual
Named	Of Base	Payout	Income	Ratio	Quality	Growth	Goals
Executive	(%)	($)	($)	($)	($)	($)	($)
Joseph M. Murphy	35.75	112,4401 [1]	64,870	23,589	23,981	N/A	N/A
Gerald Shencavitz	30.00	60,030	27,014	12,006	N/A	N/A	21,010 [2]
Michael W. Bonsey	20.41	24,694	8,168	5,445	5,535	5,546	N/A
Gregory W. Dalton	19.13	26,110	6,143	3,071	4,995	11,901	N/A
Stephen M. Leackfeldt	20.18	25,428	8,505	5,670	4,611	3,807	2,835 [3]

Totals		248,702	114,700	49,781	39,122	21,254	23,845

[1]	Mr. Murphy’s incentive payment was capped at $50,834 under an agreement with the U.S. Treasury Department and the Bank utilizing its Capital Purchase Program during 2009. Mr. Murphy received his earned incentive calculated through June 15, 2009 or 45.21% of the annual measurement results.

[2]	Mr. Shencavitz earned $7,504 for exceeding investment income targets, $7,504 for placing in the 75th percentile on investment yield against peer, and $6,002 for his oversight and leadership on strategic projects completed in 2009 for a total incentive payment of $21,010 in this category.

[3]	Mr. Leackfeldt received $2,835 for deposit margin management.
Details of the above payments disclosed into Threshold, Target, and Stretch categories can be found on page 31.
(c)	Equity Plans. Since adopting its Stock Option Plan in 2000, the Company has provided its officers and managers, including its NEOs, with a share-based compensation component in the form of stock options. This compensation component is used to align the interest of the Company’s participating officers and managers, particularly its executive officers, with those of its Shareholders over a long-term horizon and to serve as a retention tool. The Company grants options upon date of hire or promotion for qualified individuals, and from time to time for special recognition. The Company awards all grants at the closing market price of the business day of the enabling vote by the Company’s Board of Directors. The Board of Directors also sets the vesting schedule, which is typically over a period of three to seven years. The Company made larger than normal base salary adjustments for several of its NEOs based on market data and therefore, did not feel it was necessary to grant stock options to these senior executives in 2009. As such, no grant have been made under the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 approved by shareholders at the May, 2009 Annual Meeting

(d)	Benefits, Retirement and Post-Termination Compensation Elements. The Company provides for all employees meeting minimum age and service requirements a 401(k) plan. In addition, the Company provides a nonqualified, noncontributory, defined-benefit plan, (“SERP”) for certain highly compensated officers. Currently, the Chief Executive Officer and Executive Vice President/Chief Financial Officer are the only two NEOs that participate in the SERP. The Company’s 401(k) plan has imbedded regulatory ceilings that limit the two most senior executives from deferring amounts sufficient to provide for a reasonable, final average salary retirement benefit. The Company utilizes its

SERP plan as a vehicle to assist in funding the Chief Executive Officer’s and Executive Vice President/Chief Financial Officer’s total retirement program.
The Company also maintains Change in Control Agreements for NEOs Murphy, Shencavitz, Bonsey, and Dalton. No payments were eligible to be paid under these agreements in 2009 because such payments were prohibited due to the Company’s 2009 participation in the U.S. Treasury’s Capital Purchase Program. In future years these payments will not be prohibited due to the Company’s repayment of preferred stock under the Capital Purchase Program.

The agreements were in effect for the 2009 reporting year and provided for the payment of their salary and other specified benefits for a period of twelve to twenty-four months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within set timeframes after a control, unless such termination was for cause. These specific payments and timeframes were established under the advice of a compensation consultant and employment attorney as representative of similar type agreements in the industry.

The Committee believes that the Company’s SERP plan and Change in Control Agreements are necessary to provide a competitive total compensation plan to attract and retain the employment of NEOs that are a party to the agreements.
Other Compensation and Benefits
          In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.
Stock Ownership Guidelines
          While many of the Company’s executive officers hold Company stock, the Company does not have specific guidelines regarding stock ownership for its NEOs.
Compliance with Internal Revenue Code Section 409A
          Section 409A of the Internal Revenue Code was enacted in 2005 and provides that if a service provider is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, the service provider would be subject to adverse tax treatment, including accelerated income recognition and a potential 20% tax penalty. The Company has modified its affected compensation plans to comply with the Section 409A tax provisions because the Company’s NEOs meet the definition of a service provider under Section 409A.
Participation in the U.S. Treasury’s Capital Purchase Program
          Capital Purchase Program Participation
          In January 2009, the Company issued and sold preferred stock and a warrant to purchase common stock for an aggregate purchase price of $18,751,000 to the U.S. Treasury under the Capital Purchase Program. The Company redeemed all of the preferred stock from Treasury in February 2010 while the warrants held by Treasury currently remain outstanding. Under the terms of the purchase agreement, for as long as the Treasury held the preferred stock acquired under the purchase agreement, the Company was required to ensure that its compensation, bonus, incentive, and other benefit plans, arrangements and agreements, including change of control severance and employment agreements, with respect to its senior executive officers, as such term is defined in the Emergency Economic Stabilization Act of 2008 (the “EESA”), comply with Section 111 (b) of the EESA and applicable guidance and regulations promulgated by Treasury. Each such officer consented to and waived any claims against the U.S. Treasury or the Company with respect to any amendments or modifications to their compensation or benefits required for the Company to so comply. However, the limitations imposed during 2009 on payments are no longer applicable to the Company by reason of its repurchase of the preferred stock held by the U.S. Treasury in 2010.

          The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, materially amended Section 111 of EESA. Regulations interpreting Section 111 of EESA, as amended by ARRA, were published in the Federal Register on June 15, 2009 (“Interim Final Rules”). Under EESA as amended by ARRA, the following restrictions and obligations applied with respect to the Company’s NEOs for as long as the U.S. Treasury held any Company preferred stock acquired under the purchase agreement (the “TARP Period”).
•	Limitation on Bonuses. The Company could not pay or accrue any bonus, retention award or incentive compensation (including its regular annual incentive compensation) to its most highly compensated employee (i.e., Mr. Murphy) during the portion of 2009 following the Interim Final Rules released June 15, 2009. The Company has not issued restricted stock, but if it had done so further restrictions would have been placed on this compensation item.

•	Claw back provision. The Company was required to provide for the recovery of any incentive or bonus payments paid during the TARP Period to senior executive officers and the next twenty most highly compensated employees which are based on financial criteria later proven to be materially inaccurate. Accordingly, the Company has amended or modified each applicable incentive or other benefit plan to so provide. Each of the senior executive officers consented to and waived any claims against Treasury or the Company with respect to such amendments and modifications.

•	Prohibition on Change of Control Agreements. The Company was prohibited from making certain payments under Change of Control Agreements to its NEOs or other top five most highly compensated employees during the TARP Period (i.e., any payments of severance or due to a change in control).

•	Assuring that Compensation Programs Do Not Incent Unnecessary Risks. The Compensation Committee was required to review the Company’s compensation programs to ensure that the compensation programs do not encourage NEOs to take unnecessary and excessive risks that threaten the Company’s value.
          Policy on Internal Revenue Code Section 162(m)
          The Company intends for all incentive compensation paid to the NEOs to be fully deductible for federal income tax purposes. Section 162(m) of the Code disallows publicly-traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m). To date, none of the compensation paid to any executive offers have exceeded this limit on deductibility.
          As a result of the Company’s participation in the Capital Purchase Program the deduction limit for remuneration paid to the senior executive officers during calendar years 2009 and 2010, will be $500,000 instead of $1 million, and must be computed without regard to “performance-based” compensation and certain deferrals of income.
          Compensation Committee Report
          The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with members of management. Based on such review and discussion, the Compensation Committee recommended to the Board of Director members that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.
          Risk Assessment Certification Pursuant to EESA. In accordance with the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended, the Compensation Committee certifies that (1) it has reviewed with senior risk official the compensation plans applicable to the Company’s “senior executive officers” (“SEOs”, as such term is defined pursuant to the Section 111 of the EESA) and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company and its subsidiaries, and (2) it has reviewed with the designated senior risk official the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks the plans pose to the Company; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company and its subsidiaries to enhance the compensation of any employee. The Compensation Committee met twice in 2009 for this specific purpose. For more detail on the Committee’s conclusions in these matters, please refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement.
Robert M. Phillips, Chair
Thomas A. Colwell
Jacquelyn S. Dearborn
Peter Dodge
Lauri E. Fernald
(This space intentionally left blank)

EXECUTIVE COMPENSATION
2009 Summary Compensation Table
          The following table discloses compensation for the years ended December 31, 2009, 2008 and 2007, received by the Company’s principal executive officer, principal financial officer, and three other most highly compensated executive officers (the “NEOs”). The Company, or the subsidiary by which he was employed, paid compensation for each named executive officer.

										Change in
								Non-		Pension Value
								Equity		and
								Incentive		Nonqualified
								Plan		Deferred	All Other
						Stock	Option	Compen-		Compensation	Compen-
Name and Principal		Salary[1]		Bonus		Awards	Awards[2]	sation		Earnings[4]	sation[5]	Total
Position	Year	($)		($)		($)	($)	($)		($)	($)	($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)	(i)	(j)
Joseph M. Murphy	2009	314,520		0		0	0	50,834	[3]	246,095	22,466	633,915
President and CEO of	2008	273,946		0		0	0	57,968		222,690	21,579	576,183
Bar Harbor Bankshares	2007	258,440		0		0	0	32,305		201,145	20,999	512,889
and Bar Harbor Bank & Trust
Gerald Shencavitz	2009	200,100		0		0	0	60,030		62,883	11,945	334,958
EVP, CFO and	2008	174,000		0		0	0	39,907		56,966	9,724	280,597
Treasurer of Bar	2007	153,351		0		0	35,147	19,169		51,518	7,807	266,992
Harbor Bankshares and EVP, CFO, and COO of Bar Harbor Bank & Trust
Michael W. Bonsey	2009	121,000		0		0	0	24,694		0	5,974	151,668
SVP, Credit	2008	116,000		0		0	0	15,533		0	5,017	136,550
Administration of Bar	2007	104,000		0		0	12,802	13,004		0	4,563	134,369
Harbor Bank & Trust
Gregory W. Dalton	2009	136,500		0		0	0	26,110		0	7,632	170,242
SVP, Business Banking	2008	132,000		7,536	[6]	0	0	22,157		0	4,980	166,673
of Bar Harbor Bank &	2007	111,343		0		0	12,802	13,918		0	5,092	143,155
Trust
Stephen M. Leackfeldt	2009	126,000	[7]	0		0	0	25,428		0	5,888	157,316
SVP, Retail Banking	2008	116,000		0		0	0	13,681		0	5,601	135,282
of Bar Harbor Bank &	2007	111,680		0		0	12,802	13,960		0	5,386	143,828
Trust

[1]	Included in base salary amounts disclosed above for each named executive officer are monies they deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its wholly owned subsidiaries to defer up to 50% of their compensation, subject to applicable limitations in section 401(k) of the Internal Revenue Code of 1986, as amended, and amounts deferred pursuant to the Company’s Section 125 Cafeteria plan providing health, life, and disability insurance benefits.

[2]	The amounts included in the “Option Awards” column are aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

[3]	Mr. Murphy’s 2009 Incentive Compensation total calculated to $112,440 but was capped at $50,834 as a result of the Company participation in the U.S. Treasury’s Capital Purchase Program.

[4]	The amounts in this column reflect the changes in value of the Company’s nonqualified, noncontributory, defined-benefit supplemental executive retirement program between December 31, 2009, December 31, 2008, and December 31, 2007.

[5]	Other Annual Compensation includes match and contribution amounts into the Company’s 401(k) plan in the same formula and schedule as available to all other employees and imputed life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit.

[6]	One time payment for $7,536 ($5,000 net) in recognition of competitive market pressure pending full comparative salary review.

[7]	Mr. Leackfeldt’s base salary was adjusted from $121,000 to $131,000 effective July 1, 2009. The $126,000 represents the actual blended base salary he received for the calendar year 2009.

The NEOs also participate in certain group life, health, disability insurance, and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to all employees and do not discriminate in scope, terms, and operation.

		All Other Compensation Detail
		Employer
		401(k)
		Contribution
		Match and	Club	Spousal	Imputed Life
		Contribution	Dues	Travel	Insurance	Other[1]	TOTAL
Name	Year	($)	($)	($)	($)	($)	($)
Joseph M. Murphy	2009	9,416	980	1,179	7,270	3,621	22,466
Gerald Shencavitz	2009	9,328	0	343	1,349	925	11,945
Michael W. Bonsey	2009	5,193	0	0	781	0	5,974
Gregory W. Dalton	2009	6,378	975	0	279	0	7,632
Stephen M. Leackfeldt	2009	5,010	0	0	878	0	5,888

[1]	Includes applicable Medicare gross up (1.45%) amounts on the SERP benefits amounting to $3,621 and $925 for Mr. Murphy and Mr. Shencavitz, respectively.
          The Company provides non-cash perquisites that do not exceed $10,000 in the aggregate for any individual and are not included in the reported figures. Benefits not disclosed in the table above are of de minimus value such as incidental service fee waivers on deposit accounts or safe deposit rental fees.
NARRATIVE DISCUSSION AND ANALYSIS OF SUMMARY COMPENSATION TABLE
          The Committee believes the following information and discussion is useful to the reader in understanding the information set forth in the above Summary Compensation Table.
Chief Executive Officer Employment Agreement
          The Company entered into a written employment agreement originally dated January 3, 2003, with Mr. Joseph M. Murphy, its Chief Executive Officer (“CEO”). On November 7, 2003, the Company amended its original written employment agreement with Mr. Murphy in connection with the adoption of the Company’s Supplemental Executive Retirement Program and Change in Control Agreement. On November 19, 2008, the Company’s Board of Directors further amended and restated Mr. Murphy’s original employment Agreement (the “CEO Employment Agreement) primarily for the purpose of complying with Internal Revenue Code Section 409A. The amended and restated CEO Employment Agreement supersedes and replaced the original CEO Employment Agreement.
          The CEO Employment Agreement provides for the payment of an annual base salary to the CEO of not less than $273,946.00 to be paid in substantially equal installments in accordance with the Company’s compensation policies and procedures on the pay dates established by the Company for its senior executive officers. The base salary shall be reviewed annually by the Compensation Committee of the Company’s Board of Directors and shall be adjusted at the Company’s sole discretion. The CEO shall also participate in any performance compensation plan agreed upon by the parties during the term of the CEO Employment Agreement in concert with the Company’s evolving goals and objectives. The Employment Agreement is for an initial term of two (2) years with provisions for automatic extensions of one (1) year each in the absence of notice from the Company of its intention not to extend the term of the Employment Agreement. The initial term of the CEO Employment Agreement commenced on January 3, 2007, and has been extended by its terms through January 3, 2011.
          Mr. Murphy’s Employment Agreement also provided for a payment in the event of his involuntary termination without cause or voluntary termination for good reason of two times his salary plus health and welfare benefits for twenty four months. With limited exceptions, it also allows for a severance payment to the CEO in the event his employment is terminated within one (1) year prior to or following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment (constructive termination) following a change in control is equal to two (2) times the CEO’s base annual salary, incentive compensation payments earned and any accrued but unused vacation time. In addition, Mr. Murphy’s stock options and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. As in his prior arrangement, in the event that Mr. Murphy becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm.
          Mr. Murphy’s Change in Control Agreement also contains restrictions on competition by the CEO with the Company during the term beginning on December 16, 2009 and for a period of one (1) year following the cessation of the CEO’s employment with the Company regardless of reason.
Compensation of the Chief Executive Officer
          On an annual basis, the Committee reviews the existing compensation plan for the Company’s Chief Executive Officer, Joseph M. Murphy (the “CEO”). The Committee reviews this compensation plan in the context of the Company’s overall performance, the achievement of certain financial and non-financial goals and the judgment of the entire Board of Directors as to the quality of the CEO’s leadership. In addition, the Committee compares the CEO’s compensation to CEOs of the Company’s Peer Group and salary survey information for comparable positions. In making these comparisons, the Committee takes into account appropriate differences in the size, business model, and financial performance of the other banking institutions.
          In accordance with the CEO’s Employment Agreement with the Company, the Committee reviews the CEO’s base salary no less often than annually and may recommend an increase in his base salary to the Board of Directors at the Committee’s sole discretion. During 2009, CEO Murphy’s base salary was adjusted 14.81% based on his strong performance on behalf of the Company and competitive data provided by the Company’s Compensation Consultant, Pearl Meyer & Partners.
          As further discussed below, the CEO participated in the structured annual incentive cash compensation plan provided to all executive officers. During 2009, Mr. Murphy earned an annual incentive of $112,440. His payment under this plan was capped at $50,834 (45.21% of the plan year) due to the Company’s 2009 participation in the U. S. Treasury’s Capital Purchase Program.
          The Committee did not grant the CEO any additional stock options in 2009.
          The CEO is a member of the Board of Directors of the Company and its subsidiaries. He does not receive any director fees for participating in the activities of these Boards.
Other Change in Control, Confidentiality, and Non-competition Agreements
          The Company entered into a Change in Control, Confidentiality, and Non-competition Agreement with the Company’s Executive Vice President and Chief Financial Officer, Mr. Gerald Shencavitz. This agreement provides Mr. Shencavitz with severance of both salary and benefits for a period of eighteen (18) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months after a change of control, unless such termination was for cause. In addition, Mr. Shencavitz’s stock options and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. In the event that Mr. Shencavitz becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm.
          The Company has also entered into Change in Control, Confidentiality, and Non-Competition Agreements with the Bank’s Senior Vice Presidents, Michael W. Bonsey and Gregory W. Dalton along with four other senior managers. Their agreements provide for severance of both salary and benefits for a period of twelve (12) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months of a change of control, unless such termination was for cause.
          All of these agreements were entered into as part of a total compensation program to attract and/or retain qualified executives and not entered into in response to any effort known to the Board of Directors by any party or entity to acquire control of the Company.
Incentive Cash Compensation
          During 2009, NEOs, Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt participated in an annual cash incentive compensation program with two tiers representing opportunities for incentive payments. This plan was approved by the Company’s Compensation Committee and Board of Directors in 2009. The voted plan document allows for tiered payments based on Threshold, Target, and Stretch measures along with an overall plan trigger requiring the Company to achieve at least a Net Income to Common Shareholder’s amount of $7,691 before any payments would be approved or paid under any measure. The Company paid out a total of $187,096 (after adjusting Mr. Murphy’s payout for the CPP cap) to its NEOs.
          The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the plan to which the participant would otherwise be entitled will be revoked or subject to “claw back”.
          The plan is based on a balance of multiple measures, layered oversight, and reasonable ceilings for exceptional performance. These two basic plan features structure the plan to discourage excessive risk and rewards. The Compensation Committee met twice during 2009 to further review the plan design to insure it is in compliance with the provisions placed on incentive compensation plans by the Company’s 2009 participation under the Capital Purchase Program.
Other Compensation and Benefits
          In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.
(This space has intentionally left blank)

2009 Grants of Plan-Based Awards
          The following table sets forth information regarding plan-based awards granted to the NEOs during the last fiscal year under the 2009 Annual Incentive Plan voted by the Board of Directors.

									All other
								All other	Option		Grant
								Stock	Awards;		Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Awards;	Number of	Exercise	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Securities	or Base	Stock
		Plan Awards			Awards			of shares	Under-	Price of	and
		Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Option	Option
	Grant	old[2]	Target[3]	mum[4]	old	Target	mum	or units	Options	Awards	Awards
Name	Date[1]	($)	($)	($)	(#)	(#)	(#)	($)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Joseph M. Murphy	2009 Plan	39,315	78,629	117,944	0	0	0	0	0	0	0
Gerald Shencavitz	2009 Plan	20,010	40,020	60,030	0	0	0	0	0	0	0
Michael W. Bonsey	2009 Plan	9,075	18,150	27,225	0	0	0	0	0	0	0
Gregory W. Dalton	2009 Plan	10,238	20,475	30,713	0	0	0	0	0	0	0
Stephen M. Leackfeldt	2009 Plan	9,450	18,900	28,349	0	0	0	0	0	0	0

[1]	The 2009 Plan measurement runs the calendar year of January 1, 2009 through December 31, 2009.

[2]	Amounts in this column represent cash awards available to individual named executives for achieving Threshold limits under the previously described 2009 annual incentive plan for their various assigned measures.

[3]	Amounts in this column represent cash awards available to individual named executives for achieving Target limits under the previously described 2009 annual incentive plan for their various assigned measures.

[4]	Amounts in this column represent cash awards available to individual named executives for achieving Stretch or Maximum limits under the previously described 2009 annual incentive plan for their various assigned measures.

2009 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards;
			Equity					Plan	Market or
			Incentive					Awards;	Payout
			Plan					Number of	Value of
			Awards;			Number	Market	Unearned	Unearned
	Number of	Number of	Number of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	That	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Date	Vested	Have Not Vested	Vested	Vested
Name	($)	($)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph M. Murphy	90,000	0	0	16.05	2/25/2012	0	0	0	0
Gerald	500	0	0	15.40	6/20/2011	0	0	0	0
Shencavitz	5,000	0	0	18.50	8/20/2012
	5,000	0	0	22.70	9/16/2013
	1,600	800 [1]	0	33.00	1/23/2017
	2,000	3,000	0	31.50	12/18/2017
Michael W. Bonsey	5,640	0	0	15.40	6/20/2011	0	0	0	0
	3,000	0	0	18.50	8/20/2012
	1,600	800 [2]	0	33.00	1/23/2017
Gregory W. Dalton	4,260	0	0	15.40	6/20/2011	0	0	0	0
	1,600	800 [3]	0	33.00	1/23/2017
Stephen M.	1,225	0	0	15.40	6/20/2011	0	0	0	0
Leackfeldt	370	0	0	18.50	8/20/2012
	1,600	800 [4]		33.00	1/23/2017

[1]	Gerald Shencavitz 800 options vested on January 23, 2010 1,000 options will vest on December 18, 2010, December 18, 2011, and December 18, 2012 for a total of 3,000

[2]	Michael W. Bonsey 800 options vested on January 23, 2010

[3]	Gregory W. Dalton 800 options vested on January 23, 2010

[4]	Stephen M. Leackfeldt 800 options vested on January 23, 2010

2009 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Joseph M. Murphy	0	0	0	0
Gerald Shencavitz	4,926	76,057	0	0
Michael W. Bonsey	500	7,950	0	0
Gregory W. Dalton	1,365	27,140	0	0
Stephen M. Leackfeldt	4,230	58,916	0	0
Retirement Benefits
          The table below shows at December 31, 2009, the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such named executive officer, under the Supplemental Executive Retirement Plan and using interest rate assumptions consistent with those used in Company financial statements. Additional information regarding the Supplemental Executive Retirement Plan benefits follows the table.

		Number of Years	Present Value of	Payments
		of Credited	Accumulated	During Last
		Service	Benefits	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Joseph M. Murphy	Bar Harbor Bankshares
	Supplemental Executive
	Retirement Plan	8 [1]	2,345,520	0
Gerald Shencavitz	Bar Harbor Bankshares
	Supplemental Executive
	Retirement Plan	8 [1]	625,440	0
Michael W. Bonsey	N/A	0	0	0
Gregory W. Dalton	N/A	0	0	0
Stephen M. Leackfeldt	N/A	0	0	0

[1]	Years of credited service are determined by the vesting schedule contained within the Plan and not years of employment with the Company.

RETIREMENT TABLE NARRATIVE
Supplemental Executive Retirement
          The Company maintains a nonqualified, noncontributory, defined-benefit; supplemental executive retirement program (the “SERP”) for certain highly compensated executive employees. Messrs. Murphy and Shencavitz were the only authorized participants (the “Participants”) in the SERP as of December 31, 2009. Under the SERP the Participants are eligible to receive upon most termination events, disability, or death, an individually defined benefit payment based upon a predetermined vesting schedule. No plan benefits are payable to these individuals if they are terminated for cause as defined in the document.
          Upon full vesting, defined as age 68 for Mr. Murphy and age 65 for Mr. Shencavitz, monthly payments of $11,200 and $8,583, respectively will be paid under the SERP to the named executives (or their beneficiary) for a period of 240 months. There are also provisions under the SERP for reduced monthly payments in the event of an earlier retirement by any of these individuals. As of December 31, 2009, Messrs. Murphy and Shencavitz have vested monthly benefits of $9,773 and 2,606, respectively.
          SERP benefits for both participants will fully vest upon a defined change of control of the Company.
Potential Payments upon Termination or Change in Control
          The Company has entered into change in control agreements and maintains certain benefit plans that require it to provide compensation to executive officers in the event of a termination of employment or a change in control. The tables below set forth the amount and types of compensation payable to each executive officer upon voluntary termination without good reason, involuntary termination without cause, voluntary termination for good reason, termination for cause, death, disability, retirement, or termination after a change in control. The amounts assume a hypothetical termination of employment effective as of December 31, 2009, and include estimates of the amounts, which would be paid to the executives in each specified circumstance. The actual amounts to be paid can only be determined at the time of an executive’s actual separation. The terms and payment of compensation under the agreements were superseded under the EESA as modified by the ARRA. For a detailed description of the restrictions, please see discussion on page 25.
          Payments Made Upon Voluntary Termination Without Good Reason. Upon termination of employment with the Company; Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt would be entitled to receive amounts earned during their term of employment pursuant to Company policies, programs, and benefit plans as follows:
•	Salary earned through the date of termination;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•	Earned but unused vacation pay if terminated prior to December 31 of any year;

•	All vested stock options; and

•	Amounts contributed and vested under the Company 401(k) Plan.

Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:

•	Vested benefits through their date of termination payable under the Company’s SERP Plan.

          Payments Made Upon Involuntary Termination by Bar Harbor Bankshares Without Cause or by the Executive for Good Reason. Messrs. Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt would be entitled to the payments and benefits as follows:
•	Salary earned through the date of termination;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•	Earned but unused vacation pay if terminated prior to December 31 of any year;

•	All vested stock options; and

•	Amounts contributed and vested under the Company 401(k) Plan.
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	Vested benefit amounts payable under the Company’s SERP Plan.
Mr. Murphy would also be entitled to the payments and benefits above plus:
•	Lump sum payment of two times base salary; and

•	Health and welfare benefits for 24 months.
Mr. Murphy would also be entitled to the following payments and benefits in addition to those listed above if his termination occurs with the twelve month prior or twelve months following a change of control event:
•	All unvested SERP payments would become vested; and

•	Any unvested stock options would become vested; however, Mr. Murphy did not have any unvested options as of December 31, 2009.
          Payments Made Upon a Termination for Cause. Messrs. Murphy, Shencavitz, Bonsey, Dalton and Leackfeldt would be entitled to the payments and benefits below:
•	Salary earned through the date of termination;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•	Earned but unused vacation pay if terminated prior to December 31 of any year;

•	Amounts contributed and vested under the Company’s 401(k) Plan;

•	All vested and unexercised stock options would be forfeited; and

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination will be forfeited.
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	All vested and unvested benefits under the Company’s SERP Plan would be forfeited.
          Payments Made Upon Death or Disability. In the event of the death or disability of Messrs. Murphy, Shencavitz, Bonsey, Dalton and Leackfeldt each would be eligible to receive the following payments and benefits:
•	Salary earned through the date of death or disability;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of death or disability;

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year of death or disability;

•	Earned but unused vacation pay in the event of death or disability through date of event;

•	All vested stock options would become exercisable by the executive, or in the case of death, by their estate;

•	Amounts contributed and vested under the Company 401(k) Plan; and

•	Life insurance proceeds and/or disability payments under the Company’s general benefit plans are paid to the executive or their beneficiary by a third party insurance provider pursuant to policy provisions.
Messrs. Murphy and Shencavitz would be entitled to the payments and benefits above plus:
•	Vested benefit amounts, as of the date of disability, would be payable under the Company’s SERP Plan; and

•	Fully vested benefit amounts payable under the Company’s SERP Plan to their beneficiaries or estate in the event of death.
          Payments Made Upon Retirement. Messrs. Murphy, Shencavitz, Bonsey, Dalton and Leackfeldt would be eligible for the following payments and benefits:
•	Salary earned through the date of retirement;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of retirement;

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year retirement;

•	Earned but unused vacation pay as of retirement date;

•	All vested stock options would be available for exercise; and

•	Amounts contributed and vested under the Company 401(k) Plan.
In addition, Messrs. Murphy and Shencavitz would be eligible for:
•	Vested benefit amounts payable under the Company’s SERP Plan.
          Payments and Benefits Due Upon a Change in Control. Messrs. Murphy, Shencavitz, Bonsey, Dalton and Leackfeldt would be eligible for the following payments and benefits:
•	Salary earned through the date of termination;

•	Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•	Any incentive earned but not yet paid for the fiscal year ending prior to the year in which the change of control occurs;

•	Earned but unused vacation pay as of termination date;

•	All vested stock options along with unvested options would be available for exercise; and

•	Amounts contributed and vested under the Company’s 401(k) Plan.
Messrs. Bonsey and Dalton would be eligible for:
•	Twelve months of base salary and specified benefits if terminated as a result of the change of control and specified health and welfare benefits.
Messrs. Murphy and Shencavitz would be eligible for:
•	Fully vested benefit amounts payable under the Company’s SERP Plan; and

•	Severance of base salary and specified benefits of twenty-four months for Mr. Murphy and eighteen months for Mr. Shencavitz upon a termination (or constructive termination) within defined time limits detailed within their agreements and tax gross up payments, if applicable.

          The following table describes the potential payments to Joseph M. Murphy, President and Chief Executive Officer, upon an assumed termination of employment or change in control as of December 31, 2009. The following potential payments may have been reduced in 2009 under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. However, these limitations on payment are no longer applicable to the Company by reason of its repurchase of the preferred stock held by Treasury in 2010.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Reason	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	629,040	629,040	0	0	0	0	629,040
Pro Rata Bonus/Incentive Note B	50,834	50,834	50,834	0	50,834	50,834	50,834	50,834
Vested Stock Options/SARs Note C	1,026,000	1,026,000	1,026,000	0	1,026,000	1,026,000	1,026,000	1,026,000
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	36,548 [1]	36,548 [1]	0	0	0	0	36,548
Vested Pension Benefits Note E	2,345,520	2,345,520 [2]	2,345,520 [2]	0	2,345,520	2,345,520	2,345,520	2,345,520
Accelerated Pension Benefits Note E	0	0	0	0	342,480	0	0	342,480
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/Disability Benefits Note G	0	0	0	0	500,000	156,000	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	325,507 [3]

Total	3,422,354	4,087,942	4,087,942	0	4,264,834	3,578,354	3,422,354	4,755,929

[1]	In addition, in the event Mr. Murphy was terminated involuntarily within a time period of one year prior to or one year following a change of control event he would receive $36,548 in benefit continuation funds.

[2]	If Mr. Murphy terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date (as defined in the SERP Plan) and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated Without Cause, then the amount of his SERP benefit would accelerate to his full vested benefit of $2,688,000.

[3]	Gross-Up plus excise tax. This amount becomes $390,564, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).

          The following table describes the potential payments to Gerald Shencavitz, Executive Vice President, Chief Financial Officer and Treasurer of Bar Harbor Bankshares and Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2009. The following potential payments may have been reduced in 2009 under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. However, these limitations on payment are no longer applicable to the Company by reason of its repurchase of the preferred stock held by Treasury in 2010.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Reason	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0 [1]	0 [1]	0	0	0	0	300,150
Pro Rata Bonus/Incentive Note B	60,030	60,030	60,030	0	60,030	60,030	60,030	60,030
Vested Stock Options/SARs Note C	74,525	74,525	74,525	0	74,525	74,525	74,525	74,525
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0 [1]	0 [1]	0	0	0	0	26,955
Vested Pension Benefits Note E	625,440	625,440 [2]	625,440 [2]	0	625,440	625,440	625,440	625,440
Accelerated Pension Benefits Note E	0	0	0	0	1,434,480	0	0	1,434,480
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/Disability Benefits Note G	0	0	0	0	400,100	120,060	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	582,477 [3]

Total	759,995	759,995	759,995	0	2,594,575	880,055	759,995	3,104,057

[1]	In the event Mr. Shencavitz was terminated involuntarily within a time period of one year prior to or one year following a change of control event, he would receive $300,150 in base salary and $26,955 in benefit continuation funds.

[2]	If Mr. Shencavitz terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated without Cause, then the amount of his SERP benefit shall accelerate to his full vested benefit and this figure would be $2,059,920.

[3]	Gross-Up plus excise tax. This amount becomes $854,972, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).

          The following table describes the potential payments to Michael W. Bonsey, Senior Vice President, Credit Administration of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2009. The following potential payments may have been reduced in 2009 under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. However, these limitations on payment are no longer applicable to the Company by reason of its repurchase of the preferred stock held by Treasury in 2010.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Reason	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	121,000
Pro Rata Bonus/Incentive Note B	19,406	19,406	19,406	0	19,406	19,406	19,406	19,406
Vested Stock Options/SARs Note C	94,812	94,812	94,812	0	94,812	94,812	94,812	94,812
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	17,314
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/Disability Benefits Note G	0	0	0	0	242,000	72,600	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	114,218	114,218	114,218	0	356,218	186,818	114,218	252,532

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          The following table describes the potential payments to Gregory W. Dalton, Senior Vice President, Business Banking of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2009. The following potential payments may have been reduced in 2009 under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. However, these limitations on payment are no longer applicable to the Company by reason of its repurchase of the preferred stock held by Treasury in 2010.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Reason	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	136,500
Pro Rata Bonus/Incentive Note B	20,145	20,145	20,145	0	20,145	20,145	20,145	20,145
Stock Options/SARs Note C	51,333	51,333	51,333	0	51,333	51,333	51,333	51,333
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	17,530
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/Disability Benefits Note G	0	0	0	0	273,000	81,900	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	71,478	71,478	71,478	0	344,478	153,378	71,478	225,508

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          The following table describes the potential payments to Stephen M. Leackfeldt, Senior Vice President, Retail Banking of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2009. The following potential payments may have been reduced in 2009 under certain circumstances due to restrictions imposed by virtue of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. However, these limitations on payment are no longer applicable to the Company by reason of its repurchase of the preferred stock held by Treasury in 2010.

	Voluntary
	Termination	Involuntary	Voluntary					Termination
	Without	Termination	Termination			Termination		After a
	Good	Without	For Good	Termination	Termination	Upon		Change in
	Reason	Cause	Reason	for Cause	Upon Death	Disability	Retirement	Control
Payments and Benefits	($)	($)	($)	($)	($)	($)	($)	($)
Cash Severance Note A	0	0	0	0	0	0	0	0
Pro Rata Bonus/Incentive Note B	19,922	19,922	19,922	0	19,922	19,922	19,922	19,922
Stock Options/SARs Note C	18,073	18,073	18,073	0	18,073	18,073	18,073	18,073
Accelerated Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Health Care Benefits Note D	0	0	0	0	0	0	0	0
Pension Benefits Note E	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note F	0	0	0	0	0	0	0	0
Life Insurance Proceeds/Disability Benefits Note G	0	0	0	0	262,000	78,600	0	0
Other Perquisites Note H	0	0	0	0	0	0	0	0
Tax Gross-Up Note I	0	0	0	0	0	0	0	0

Total	37,995	37,995	37,995	0	299,995	116,595	37,995	37,995

(This space intentionally left blank)

Notes

A	Cash Severance. Severance payable to all other executives represents a payment due upon a hypothetical change in control event and their subsequent termination under the terms of their agreements Twenty-four months of severance would have been payable to Mr. Murphy if his employment was terminated by Bar Harbor Bankshares for any reason other than cause, death, disability, or retirement as defined in his written CEO Employment Agreement. Mr. Shencavitz’s payment stream under his severance agreement would be for eighteen months. Payments disclosed represent twelve months of salary for each of Bonsey and Dalton.

B	Pro Rata Bonus. The amount disclosed above represents the bonus/incentive amounts due, but not yet paid, to each executive on December 31, 2009. These amounts were paid in 2010. The full amount of incentive payments earned for the fiscal year 2009 has been disclosed in the “Summary Compensation Table for 2009” on page 27 of this Proxy statement.

C	Stock Options/SARs. The price per share of Bar Harbor Bankshares common stock on December 31, 2009, was $27.45, representing the closing per share price on the NYSE Amex exchange for that date. Murphy would have been entitled to exercise vested options under all categories listed except a Voluntary Termination with Good Reason and a change in control whereby all of his unvested options would have fully vested. If Mr. Murphy and Mr. Shencavitz were terminated involuntarily and without cause within one year prior to or following a change in control event, their unvested stock options would have become fully vested. Shencavitz, Bonsey, Dalton, and Leackfeldt would have been entitled to all vested options as of December 31, 2009, except in the event of a change in control whereby all unvested options would have fully vested. Disclosed amounts would have been realized if the executive actually exercised the vested options in the manner provided for by the Company’s stock option plan and award agreement at the December 31, 2009, market price. In the event of a termination of employment, the executive (or the executive’s estate in the event of death) would have had the right to exercise vested stock options for a set period specified under the plan document. All executives would have forfeited the right to exercise vested or unvested options if they had been released for cause. No amounts are reported under the accelerated line item. All options for participants are either completely vested or of no value when measured against the $27.45 closing per share price on December 31, 2009.

D	Health Insurance. The amount disclosed represents the cost of continued health, life, and disability coverage for a period of twenty-four months for Murphy, eighteen months for Shencavitz, and twelve months for Bonsey and Dalton. Mr. Leackfeldt is not eligible for this paid benefit continuation.

E	Pension Benefits/SERP. Amounts disclosed represent vested amounts as of December 31, 2009, payable to Murphy and Shencavitz (or their beneficiary/estate) over the twenty-year benefit period provided for under the Company’s plan document. Amounts disclosed under Involuntary Without Cause and Voluntary With Good Reason for Murphy as well as under Change in Control for both Murphy and Shencavitz represent the full vesting of their benefits under the program to be paid over the same 20-year period. Amounts disclosed do not reflect vested balances for each executive as part of the Company-sponsored 401(k) plan under which participation is generally available to all employees. The Company carries term life insurance policies on Murphy and Shencavitz in the amounts of $1,350,000 and $1,200,000, respectively, to help defray costs of these pension benefits should either die while employed by the Company, but prior to full vesting of these benefits.

F	Nonqualified Deferred Compensation Plan. No named executive participated under a Nonqualified Deferred Compensation Plan as of December 31, 2009.

G	Life Insurance Proceeds/Disability Benefits. Amounts represent benefits payable by a third party insurer (UNUM) to the designated executives or their beneficiaries under Company-sponsored life and disability programs. These life and disability insurance programs were generally available to all employees of the Company. The Disability amount quoted is representative of a 12 month, disability paid benefit. Total benefits due would be dependent upon the severity, the length of a disability, and insurance policy interpretation.

H	Other Perquisites. Not applicable to Bar Harbor Bankshares.

I	Tax Gross-Ups. In the event of the hypothetical change in control of Bar Harbor Bankshares on December 31, 2009, and the subsequent termination (or constructive termination) as detailed in their individual change in control agreements, and Murphy and Shencavitz were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional payment would be made to restore them to the after-tax position they would have been in if the excise tax had not been imposed and such excess parachute payments exceeded 110% of three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. In the event this 110% threshold is not met, the excess parachute payments will be reduced so they do not exceed three times the executive’s base amount. Amounts paid under this Gross-Up provision are not tax deductible by the Company or any successor thereto.

DIRECTOR COMPENSATION
          Directors of the Company, Bar Harbor Bank & Trust, and Bar Harbor Trust Services were paid by a combination of fees for meetings attended supplemented by quarterly stipends. A fee of $500 was paid to Board members for each meeting of the Company and its subsidiary company boards attended and each committee meeting attended. Members of the Board received $500 when the Company and the Bank held joint meetings. The Board compensated the Chairperson (or the Vice Chairperson in his stead) for attendance at any Committee meeting even though they are not a voting member. The fee paid for attendance at the Company’s Annual Meeting was $500 per member. Audit Committee members received $600 for each Audit Committee meeting they attended. In addition, each Director, with the exception of the Chairperson of the Board, Vice Chairperson of the Board and the Chairpersons of the Audit Committee and Compensation Committee received a quarterly stipend of $1,000. The Board Chairperson received a quarterly stipend of $2,500 and the Audit Chairperson received a $1,500 stipend per quarter for the first two quarters of 2009. Beginning in July, 2009 the Chairperson stipend was increased to $3,000, the newly created position of Vice Chairperson began receiving a stipend of $2,000 per quarter, and the Chairpersons of the Governance and Compensation and Human Resources Committee began receiving a stipend of $1,500 per quarter to match that of the Audit Chairperson.

		January through	July through
		June Quarterly	December
	Meeting Fees	Stipend	Quarterly Stipend
	($)	($)	($)
Chairperson of the Board		2,500	3,000
Vice Chairperson of the Board		N/A	2,000
Chairperson of the Audit Committee		1,500	1,500
Chairperson of the Governance Committee		N/A	1,500
Chairperson of the Compensation and Human Resource Committee		N/A	1,500
All other Directors		1,000	1,000
Audit Committee Attendance	600
All other meetings, including Annual Meeting	500
          Meetings of the Board of Directors of the Company are held monthly. Director Murphy, who also serves as an officer of the Company, does not receive Directors’ fees.
          The Company received a comparative summary of director compensation in August, 2008. Overall the Board’s compensation retainer and fee structure was below the 25th percentile of peer banks. However due to a larger than average number of directors, the Company’s total Board compensation places it at the median of its peer group. The Compensation Consultant, Pearl Meyer & Partners recommended that the Board consider including equity compensation as part of its compensation mix. No action has been taken on this recommendation, but the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 approved by the Shareholders in 2009 does allow for the granting of equity grants to directors if the Board wishes to consider equity compensation at a future date.

2009 Director Compensation Table
          The following table details the total compensation paid to all directors from Bar Harbor Bankshares, Bar Harbor Bank & Trust, and Bar Harbor Trust Services during the 2009 fiscal year.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Peter Dodge	32,200	0	0	0	0	0	32,200
Thomas A. Colwell	25,800	0	0	0	0	0	25,800
Robert C. Carter	19,500	0	0	0	0	0	19,500
Jacquelyn S. Dearborn	20,200	0	0	0	0	0	20,200
Martha T. Dudman	21,000	0	0	0	0	0	21,000
Lauri E. Fernald	20,000	0	0	0	0	0	20,000
Gregg S. Hannah	19,500	0	0	0	0	0	19,500
Clyde S. Lewis	17,500	0	0	0	0	0	17,500
Joseph M. Murphy	0	0	0	0	0	0	0
Robert M. Phillips	21,000	0	0	0	0	0	21,000
Constance C. Shea	22,000	0	0	0	0	0	22,000
Kenneth E. Smith	25,300 [1]	0	0	0	0	0	25,300 [1]
Scott C. Toothaker	22,500	0	0	0	0	0	22,500
David B. Woodside	19,750	0	0	0	0	0	19,750
Totals	286,250						286,250

[1]	Director Kenneth E. Smith deferred a portion of his compensation under a Non Qualified Deferred Compensation arrangement. This deferred arrangement is funded entirely by the director and the funds are invested and remain in the name of the Company until the director withdraws them upon his resignation, retirement, or termination from Board membership. Director Smith assumes the investment risk on these funds and holds the status of an unsecured creditor of the Company for the payment of these deferred fees at a future date.
Compensation Committee Interlocks and Insider Participation
          The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dearborn, Dodge, Fernald, and Shea. None of the Company’s NEO’s serves as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of the NEO’s serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management and Others
          The Company has entered into a long-term lease for its Bank branch located in Somesville, Maine, effective February 1, 2006 (the “Somesville Lease”). The Somesville Lease has an initial term of five years and five months. During the first year of the Somesville Lease term, the base rent was Sixty Thousand Dollars ($60,000.00), pro-rated for any partial lease year. During each subsequent lease year the base rent is increased using a formula tied to certain changes in the consumer price index. During 2009, the lease payments totaled Sixty Four Thousand Eight Hundred Sixty Five Dollars ($64,865). In addition to base rent, the Bank is responsible to pay as “additional rent” certain defined real estate taxes as well as certain operating expenses, and other costs, charges, and expenses associated with the premises. The “Landlord” under the Somesville Lease is A.C. Fernald Sons Inc., a Maine corporation. Mr. Robert Fernald of Mount Desert, Maine, is a shareholder, director, and officer of A. C. Fernald Sons Inc. and is the father of Company director Lauri E. Fernald. Lauri E. Fernald does not own any stock or hold any corporate office or other position with A.C. Fernald Sons Inc. and has no direct or indirect interest in the Somesville Lease other than her familial relationship with Mr. Robert Fernald.
          Except as set forth above and with regard to “Indebtedness of Management” described below, none of the director- nominees or NEOs of the Company or of any of its subsidiaries engaged during 2009 in any transaction with the Company or any of its subsidiaries, in which the amount involved exceeded $120,000.
          The Company administers related party transactions (if any) under its Related Party Transaction Policy, which policy addresses compliance to NYSE Amex Rule 120 and Item 404 (a) of Regulations S-K. This policy provides for Board Audit Committee oversight of related party transactions that exceed a de minimus lifetime income statement impact of $25,000 (except for loan transactions, which for the Company and its subsidiaries are administered pursuant to Federal Regulation O, as described more fully below). Any transactions that qualify under this policy are reviewed by the Board Audit Committee (or another acceptable Board Committee, or the full Board of Directors) for approval prior to being contractually bound by the Company. Other than the Somesville Lease disclosed and described above, and loans offered in the ordinary course of business and approved by the Bar Harbor Bank & Trust Board of Directors, the Company had no related party transactions. The Related Party Transaction Policy is approved annually by the Board of Directors and administered by management of the Bank.
Indebtedness of Management
          The Company’s wholly owned subsidiary, Bar Harbor Bank & Trust (the “Bank”), offers to its directors, officers, principal shareholders and employees, and to businesses owned and/or controlled by those persons (collectively “insiders”), commercial and consumer loans in the ordinary course of its business.
          All loans made by the Company and its subsidiaries to insiders are regulated by the Company’s federal and state regulators under federal Regulation O (“Reg. O”). “Reg. O” sets forth various practices and reporting requirements for loans to insiders. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available to such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer.
          As of December 31, 2009, the outstanding loans by the Company’s subsidiary bank (BHBT) to the Company’s nominees for Directors and NEO’s amounts to an aggregate of approximately $7,621,000. All loans extended by the Bank to insiders comply with Reg. O, the Sarbanes-Oxley Act of 2002, and NYSE Amex Rule 120. They are offered under the same terms and conditions available to non-insiders, including but not limited to those terms and conditions related to the requirements for approval, the interest rates charged, the required repayment terms, and the required collateral, except that the Bank waives certain fees for all employees and directors when applying for consumer residential first mortgage loans secured by the related party’s primary residence. Further, the Bank may, from time to time at the discretion of management, provide interest rate discounts, fee waivers or other pricing inducements to qualified employees and directors when doing so accomplishes or furthers an objective of the

Bank and/or the Company. No such programs are made available only to insiders. The terms and conditions of all loans, including those to insiders, and the process by which they are approved, is fully documented in the Bank’s written Loan Policy. The Loan Policy is approved annually by the Board of Directors and administered by management of the Bank. Loans to insiders may not contain a higher level of risk, nor be offered with terms and conditions more favorable, than loans to non-insiders with equivalent financial profiles (except for the favorable pricing programs previously described). We believe that all extensions of credit to Company insiders and executive officers satisfy the foregoing conditions. No such transactions have involved more than normal risk of collectability or presented other unfavorable features and no loans outstanding.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
Proposal III — Ratification of Appointment of Independent Registered Public Accounting Firm
          The Company’s Audit Committee has appointed KPMG LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2010. The Company is asking its shareholders to ratify the appointment of KPMG LLP as its independent registered public accounting firm because it believes it is a matter of good corporate practice to do so. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.
          The reports of KPMG LLP on the Company’s consolidated financial statements as of December 31, 2009, and 2008 and for the three-year period ending on December 31, 2009, and on internal control over financial reporting as of December 31, 2009the , did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
          We anticipate a representative from KPMG LLP will be present and available to respond to questions or make a statement(s) at the Meeting.
Audit Fees
          The following table summarizes KPMG LLP’s audit fees for 2009 and 2008 respectively:

	2009	2008
Service	($)	($)
Audit Fees	380,300	363,500
Audit Related Fees	21,650	21,650
Tax Fees	0	0
All Other Fees	0	0
TOTAL	401,950	385,150
1.	Audit Fees. The aggregate fees billed for professional service rendered by the independent registered public accounting firm KPMG LLP, for the audit of the Company’s annual financial statements and internal control over financial reporting, and review of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2009, and 2008 were $380,300 and $363,500 respectively. Included in the 2009 $380,300 figure is $93,300 for services related to the Company’s issuance of preferred stock and its common stock offering.

2.	Audit Related Fees. The aggregate fees billed for assurance and related services rendered by KPMG LLP related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2009, and 2008 were $21,650. These services were related to an employee benefit plan audit.

3.	Tax and All Other Fees. No services or charges were applicable to this category the years ended December 31, 2009, and 2008.
          The Audit Committee’s pre-approval policies and procedures require the Audit Committee Chair to pre-approve all audits and non-audit services, and report such pre-approvals to the Audit Committee at its next regularly scheduled meeting.
          No services were rendered for financial information systems design and implementation or internal audit.
          The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

OTHER MATTERS
Financial Statements
          A copy of the Company’s 2009 Summary Annual Report is being provided to each shareholder with this Proxy Statement.
          THE COMPANY IS ALSO INCLUDING A COPY OF THE ANNUAL REPORT BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. UPON WRITTEN REQUEST, SHAREHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.
          Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 22, 2010, which is the record date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.
Nominations by Shareholders
          The Company Bylaws provide that the Company will consider nominees for election to the Board of Directors recommended by shareholders if made in the same manner provided for under the Company Bylaws with regard to typical Shareholder proposals. These procedures require in part that the Shareholder submit the proposed nomination in writing to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609, no less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting or the date on which the next Annual Meeting is scheduled to occur (provided that notice of such date has been provided to the shareholders or has been publicly announced), whichever date is later. Any such notice shall set forth the reasons for considering such nominee, the name and address of the shareholder proposing the nominee, the number of shares of the Company’s capital stock beneficially owned by such shareholder and any material interest of the Shareholder in the matter proposed to be brought before the Annual Meeting. If the Governance Committee determines that any Shareholder proposal (including a nomination for election of a director) was not made in a timely fashion or that information provided in the notice does not fulfill the information requirements set forth above in any material respects, such proposal shall not be presented for action at the Annual Meeting for which it is proposed. If a shareholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above.
Shareholder Proposals
          Shareholders may submit proposals for consideration at the 2011 Annual Meeting, which presently is scheduled for May 17, 2011. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than December 8, 2010, which is 120 days in advance of the proposed mailing date of next year’s proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.
Communication with Board of Directors
          The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of Shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications addressed to the Board of Directors received by the Company from shareholders will be shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Code of Ethics
          The Company Board of Directors has adopted a Code of Ethics that applies to all employees, officers, and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors, and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. Shareholders can review the Code of Ethics on the website located at www.BHBT.com.
Other Business
          As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter, or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors
/s/ Marsha C. Sawyer
Marsha C. Sawyer, Clerk

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APPENDIX A
REPORT OF THE AUDIT COMMITTEE
March 12, 2010
To the Board of Directors of Bar Harbor Bankshares:
          The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009.
          The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by professional standards.
          The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning its independence, and has discussed with the independent registered public accounting firm its independence.
          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
          Each of the members of the Audit Committee is independent as defined under the listing standards of NYSE Amex (formerly the American Stock Exchange) as of December 31, 2009.
          The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE Amex pursuant to the Sarbanes-Oxley Act of 2002.
Scott G. Toothaker, Chair
Martha T. Dudman
Lauri E. Fernald
Gregg S. Hannah
Kenneth E. Smith
David B. Woodside

APPENDIX B
AUDIT COMMITTEE CHARTER
March, 2010
PURPOSE
          The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Bar Harbor Bankshares (the “Company”) to assist the Board in fulfilling its oversight responsibilities for: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; and (5) the system of internal controls and disclosure controls that management has established. The Committee shall prepare the “Audit Committee Report” required by the rules of the United States Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
COMPOSITION
          The Committee will be comprised of at least three members of the Board of Directors. The members of the Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Committee. Any vacancy on the Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Committee to be Chairperson of the Committee.
          Each Director who serves on the Committee must be affirmatively determined by the Board to satisfy the requirements established by the NYSE-Amex, to be considered an “independent” member of the Board. In addition, the Board of Directors must determine that each member of the Committee satisfies the requirements governing independence of audit committee members established by the NYSE Amex and the United States Securities and Exchange Commission (the “Commission”), including those issued pursuant to Rule 10A-3 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”).
          In addition to satisfying the foregoing independence requirements, each member of the Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Committee must either be “financially sophisticated” (determined in accordance with the guidelines published by NYSE Amex or an “audit committee financial expert” (as such term is defined under the rules promulgated by the Commission).
          No member of the Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Exchange Act, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee
COMPENSATION
          A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as a Committee member.

MEETINGS
          The Committee shall meet as often as it determines necessary, but no less frequently than quarterly. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of the members present at such meeting. The Chairperson of the Committee, in consultation with the other Committee members, may determine the frequency and length of the Committee meetings and may set meeting agendas consistent with this Charter.
          The Committee may, at its discretion, meet in separate executive sessions with the Chief Executive Officer, Chief Financial Officer, independent auditor and internal auditor. All Committee members will strive to attend each meeting. The Committee may request that any officer or employee of the Company or the outside legal counsel or independent auditor attend a meeting of the Committee or to meet with any members of or consultants to the Committee.
AUTHORITY
The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:
•	Appoint, compensate, and oversee the work of the independent public accounting firm employed by the organization to conduct the annual independent audit of the Company’s consolidated financial statements. This firm will report directly to the Committee;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit;

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with Company officers, independent auditors, or outside legal counsel, as necessary;

•	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee for ratification at its next scheduled meeting;

•	Approve assurance and consulting services performed by outsourced vendors used to complete the annual audit plan;

•	Review the appointment, performance, replacement and compensation of the internal auditor. The internal auditor will report directly to the Committee Chairman and for administrative purposes to the Chief Executive Officer of the Company; and review and approve the scope and any significant changes to the annual internal audit and loan review plans. Evaluate the internal auditor’s risk assessment of the Company’s activities used in developing the annual audit plan.
RESPONSIBILITIES
The Committee will be responsible for the following:
•	Financial Reports
•	Review significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements and understanding their impact on the financial statements. These matters include:

•	Complex or unusual transactions and highly judgmental areas;

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with management and the independent auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	Solicit the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

•	Discuss and review with management and the independent auditors the annual audited financial statements, related notes to the financial statements and financial information to be included in the Company’s annual report to shareholders and on Form 10-K and quarterly financial statements on Form 10-Q, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or disclosure controls and any fraud involving management or other employees who have a significant role in the Company’s internal controls and disclosure controls and procedures.

•	Review with management and the independent auditors any other required communications by the independent auditor under professional standards relating to the conduct of the audit and the quality of the Company’s accounting principles. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

•	The Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).
•	Internal Control
•	Consider the effectiveness of the Company’s system of internal control, including information technology security and control.

•	Understand the scope of internal and independent auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses. Discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as “reportable conditions.” The Committee will review responses of management to the reportable conditions from the independent auditor and receive follow-up reports on actions taken concerning the recommendations.
•	Internal Audit
•	Review with management the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Internal Auditor.

•	Review the effectiveness of the internal audit function; including compliance with generally accepted internal auditing standards.

•	On a regular basis, meet separately with the Internal Auditor to discuss any matters that the Committee or Internal Auditor believes should be discussed privately.

•	Receive reports of major findings from the Internal Auditor and evaluate management’s response in addressing the reported conditions.
•	Independent Auditor
•	Review the independent auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit. The review will include an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit scope, including the major risk factors.

•	Review the performance of the independent auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the Committee will at least annually, obtain and review a formal written report by the independent auditor describing and disclosing:
•	The firm’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years and any steps taken to deal with any such issues; and

•	a letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Committee concerning independence, and that the Committee has discussed with the independent auditor the independent auditor’s independence.
•	Ensure the rotation of the lead (or coordinating) independent audit partner having primary responsibility for the audit and the independent audit partner responsible for reviewing the audit as required by law.

•	Ensure the requirements of PCAOB Rule 3526 are satisfied in connection with new and ongoing engagement of the independent auditor.

•	Present its conclusions with respect to the independent auditor to the full Board.

•	Recommend to the Board a clear policy for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	The Committee shall meet privately with the independent auditor as it deems necessary but in no event less frequently than may be required by applicable PCAOB and NYSE Amex rules.
•	Compliance
•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting procedures, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Periodically review the Company’s code of conduct to ensure that it is adequate and up-to-date. Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

•	Review and assess the adequacy of the Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by applicable NYSE Amex Audit Committee requirements. The charter shall be published as an appendix to the proxy statement every three years.
•	Reporting Responsibilities
•	Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the independent auditors, and the Board.

•	Report annually to the shareholders, describing the Committee’s composition, responsibilities, and how they were discharged, and any other information required by applicable rule, including approval of non-audit services.

•	Review any other reports the Company issues that relate to Committee responsibilities.
•	Other Responsibilities
•	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

•	Perform other activities or functions as assigned by law, the Company’s Articles of Incorporation, or by the Board.

•	May institute and oversee special investigations as needed.

•	Confirm annually that all responsibilities outlined in this policy have been carried out.

•	Evaluate the Committee’s and individual members’ performance at least annually.
Limitation of Audit Committee’s Role
          While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Ethics

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
          The undersigned hereby appoints Thomas A. Colwell, Martha T. Dudman, and Lauri E. Fernald as Proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company held of record by the undersigned as of close of business on March 22, 2010 at the Annual Meeting of Shareholders to be held on May 18, 2010 or at any adjournment thereof.
(To be signed on the Reverse Side)

          X       PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
ELECTION OF DIRECTORS
1.	To elect fourteen persons to serve as Directors for a term of one year.

Robert C. Carter	Clyde H. Lewis
Thomas A. Colwell	Joseph M. Murphy
Jacquelyn S. Dearborn	Robert M. Phillips
Peter Dodge	Constance C. Shea
Martha T. Dudman	Kenneth E. Smith
Lauri E. Fernald	Scott G. Toothaker
Gregg S. Hannah	David B. Woodside
OTHER BUSINESS:
     2. To set the number of directors for the ensuing year at fourteen.
     3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.
     4. To transact such other business as may properly come before the meeting or any adjournment thereof.
This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is given, this proxy will be voted in favor of Item 2 and 3, and for the nominees listed in Items 1, and in the discretion of management with respect to any other matters, which may come before the Meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.
SIGNATURE                                    DATE
SIGNATURE                                    DATE
NOTE:	Please sign exactly as name appears above. Only one joint tenant needs sign. When signing as attorney, executor, administrator, trustee, or guardian, or in any representative capacity, please give full title.